UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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FRANK’S INTERNATIONAL N.V.

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FRANK’S INTERNATIONAL N.V.

Mastenmakersweg 1, 1786 PB Den Helder

The Netherlands

To the shareholders of Frank’s International N.V.:

You are cordially invited to attend the annual meeting of the shareholders of Frank’s International N.V. (the “Company”) to be held on May 20, 2016, at 2:00 p.m. Central European Time (“CET”), at the Hotel Sofitel Legend the Grand Amsterdam, Oudezijds Voorburgwal 197, 1012 EX, Amsterdam, The Netherlands. This annual meeting has been called by the Company’s board of managing directors (the “Management Board”) and the Company’s board of supervisory directors (the “Supervisory Board”). At this meeting, you will be asked to consider and vote upon the following proposals:

1.	To approve the increase of the number of supervisory directors from 7 to 9 members, and to elect Mr. Michael E. McMahon, Mr. Alexander Vriesendorp, and re-elect the current seven directors to the Supervisory Board to serve until the Company’s annual meeting of shareholders in 2017;

2.	To approve on an advisory basis the compensation of the Company’s named executive officers as disclosed pursuant to the Securities and Exchange Commission’s (“SEC”) compensation disclosure rules, including the “Compensation Discussion and Analysis” (“CD&A”) section of the attached proxy statement, compensation tables and accompanying narrative disclosure;

3.	To conduct an advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers;

4.	To discuss the annual report for the fiscal year ended December 31, 2015, including the paragraph relating to corporate governance, to confirm and ratify the preparation of the Company’s statutory annual accounts and annual report in the English language and to confirm and adopt the annual accounts for the fiscal year ended December 31, 2015;

5.	To discharge the sole member of the Company’s Management Board from liability in respect of the exercise of its duties during the fiscal year ended December 31, 2015;

6.	To discharge the members of the Company’s Supervisory Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2015;

7.	To appoint PricewaterhouseCoopers Accountants N.V. as our auditor who will audit the statutory annual accounts of the Company for the fiscal year ending December 31, 2016 as required by Dutch law;

8.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

9.	To ratify and approve the remuneration of the members of the Supervisory Board granted for the period during 2016 until the date of the 2016 annual meeting, and to approve the remuneration of the members of the Supervisory Board for the period from the 2016 annual meeting up to and including the annual meeting in 2017;

10.	To authorize the Company’s Management Board to repurchase shares up to the maximum number allowed by law, for any legal purpose, at the stock exchange or in a private purchase transaction, at a price between $0.01 and 120% of the market price on the New York Stock Exchange (“NYSE”), and during a period of 18 months starting from the date of the 2016 annual meeting;

11.	To appoint the Company’s Management Board for an indefinite period of time as the corporate body to resolve to dispose any shares held by the Company in its own capital; and

12.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

Your vote is very important. Holders of the Company’s shares of common stock, each with a nominal value of €0.01 (the “Common Stock”), and shares of series A convertible preferred stock, each with a nominal value of €0.01 (the “Preferred Stock”), held as of April 22, 2016, the “day of registration” (“dag van registratie”) as referred to in the Dutch Civil Code, are entitled to vote on the matters before the annual meeting. Even if you plan to attend the annual meeting, the Company urges you to promptly vote your shares of Common Stock or Preferred Stock in advance of the annual meeting. You will retain the right to revoke your proxy at any time before the vote, or to vote your shares of Common Stock or Preferred Stock personally if you attend the annual meeting. Voting your shares of Common Stock or Preferred Stock in advance of the annual meeting will not prevent you from attending the annual meeting and voting in person. Please note, however, that if you hold your shares of Common Stock or Preferred Stock through a broker or other nominee, and you wish to vote in person at the annual meeting, you must obtain from your broker or other nominee a proxy issued in your name.

Pursuant to the “notice and access” rules promulgated by the SEC, we are also providing access to our proxy materials over the Internet. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement, a proxy card and our 2015 annual report. The Notice contains instructions on how to access those documents over the Internet, as well as instructions on how to request a paper copy of our proxy materials. We believe that this process will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you, and will conserve natural resources.

I urge you to review carefully the proxy statement, which contains detailed descriptions of the proposals to be voted upon at the annual meeting.

Sincerely,

Michael C. Kearney
Chairman of the Supervisory Board

Den Helder, The Netherlands
March 30, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 20, 2016

The Notice of Annual Meeting of Shareholders and the Proxy Statement for the Annual Meeting of Shareholders, along with the Company’s Annual Report to Shareholders, is available free of charge at www.proxydocs.com/fi.

i

FRANK’S INTERNATIONAL N.V.

Mastenmakersweg 1, 1786 PB Den Helder

The Netherlands

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

March 30, 2016

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Management Board and the Supervisory Board of the Company for use at Company’s annual meeting. When used herein, references to the Company’s shareholders includes both holders of the Company’s Common Stock and Preferred Stock.

In accordance with rules and regulations adopted by the SEC, we are providing our stockholders access to our proxy materials on the Internet. Accordingly, the Notice will be mailed to the Company’s shareholders of record as of March 21, 2016 on or about April 1, 2016. Shareholders will have the ability to access the proxy materials on a web site referred to in the Notice or request a printed set of the proxy materials to be sent to them by following the instructions in the Notice.

QUESTIONS AND ANSWERS

Shareholders are urged to carefully read this proxy statement in its entirety. FOR COPIES OF THIS PROXY STATEMENT, OR IF YOU HAVE ANY QUESTIONS ABOUT THE ANNUAL MEETING OR NEED ASSISTANCE VOTING, PLEASE CONTACT INVESTOR RELATIONS AT (713) 231-2463.

Q:	When and where is the annual meeting?

A:	The annual meeting will be held on May 20, 2016, at 2:00 p.m. CET, at the Hotel Sofitel Legend the Grand Amsterdam, Oudezijds Voorburgwal 197, 1012 EX, Amsterdam, The Netherlands.

Q:	Who is soliciting my proxy?

A:	The Management Board and the Supervisory Board are sending you this proxy statement in connection with their solicitation of proxies for use at the Company’s annual meeting.

Q:	Who is entitled to vote at the annual meeting?

A:	All shareholders who own shares of Common Stock or Preferred Stock as of the record date, April 22, 2016, are entitled to vote the shares of Common Stock or Preferred Stock that they hold as of that date. Each shareholder that attends the annual meeting in person may be asked to present valid picture identification, such as a driver’s license or passport.

Each shareholder is entitled to one vote for each share of Common Stock and each share of Preferred Stock owned by them on the record date, April 22, 2016, on all matters to be considered. The holders of shares of Common Stock and Preferred Stock will vote together as a single class. On March 21, 2016, 155,337,301 shares of Common Stock and 52,976,000 shares of Preferred Stock were outstanding.

The Company is sending the Notice to shareholders of record as of March 21, 2016, which we established as the notice date to comply with applicable deadlines for purposes of compliance with the SEC and NYSE proxy solicitation rules. However, receipt of the Notice does not, by itself, entitle you to vote at the annual meeting.

Q:	What vote is required to approve the proposals?

A:	The affirmative vote of a simple majority of the votes cast, with the shares of Common Stock and Preferred Stock that are represented either in person or by proxy at the annual meeting being treated as a single class, is required to elect each director nominee and to approve each item on the agenda at the annual meeting. There is no required quorum under Dutch law for shareholder action at a properly convened shareholder meeting.

The Mosing family (through Mosing Holdings, Inc. (“Mosing Holdings”) and the various holding entities of the Mosing family members) currently controls approximately 83% of the voting power entitled to vote at the annual meeting. Accordingly, the Mosing family has the requisite voting power to ensure the election of the Supervisory Board nominees and the approval of all items to be voted upon.

A properly executed proxy (for a holder as of the record date of the annual meeting) will be voted in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

•	“FOR” the increase of the number of supervisory directors from 7 to 9 members and the election of each of the supervisory director nominees named in this proxy statement;

•	“FOR” the approval on an advisory basis of the compensation of the Company’s named executive officers;

•	For a frequency of “THREE (3) YEARS” for future advisory votes on the compensation of the Company’s named executive officers;

•	“FOR” the confirmation and ratification of the preparation of the Company’s statutory annual accounts and annual report in the English language and the confirmation and adoption of the annual accounts for the fiscal year ended December 31, 2015;

•	“FOR” the discharge of the sole member of the Company’s Management Board from liability in respect of the exercise of its duties during the fiscal year ended December 31, 2015;

•	“FOR” the discharge of the members of the Company’s Supervisory Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2015;

•	“FOR” the appointment of PricewaterhouseCoopers Accountants N.V. as our auditor who will audit the statutory annual accounts of the Company for the fiscal year ending December 31, 2016 as required by Dutch law;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

•	“FOR” the ratification and approval of the remuneration of the members of the Supervisory Board from 2016 until the next annual meeting in 2017;

•	“FOR” the authorization of the Company’s Management Board to repurchase shares up to the maximum number allowed by law, for any legal purpose, at the stock exchange or in a private purchase transaction, at a price between $0.01 and 120% of the market price on the NYSE, and during a period of 18 months starting from the date of the 2016 annual meeting; and

•	“FOR” the appointment of the Company’s Management Board for an indefinite period of time as the corporate body to resolve to dispose any shares held by the Company in its own capital.

Q:	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:	In accordance with SEC rules, we are providing access to our proxy materials over the Internet. As a result, we have sent a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy. In addition, shareholders may request to receive future proxy materials in printed form by mail or electronically by e-mail. A shareholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Q:	Can I vote my stock by filling out and returning the Notice?

A:	No. The Notice will, however, provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card, or by personally attending at the annual meeting.

Q:	How can I access the proxy materials over the Internet?

A:	Your Notice or proxy card will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet. Our proxy materials are also available at www.proxydocs.com/fi.

Q:	How do I vote?

A:	You may vote by any of the following four methods:

•	Internet. Vote on the Internet at www.proxyvote.com. This web site also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time (“EDT”) on May 19, 2016, or 5:59 a.m. CET on May 20, 2016.

•	Telephone. Vote by telephone by following the instructions on the Notice. Easy-to-follow voice prompts allow you to vote your shares of Common Stock or Preferred Stock and confirm that your vote has been properly recorded. Telephone voting facilities for shareholders will be available 24 hours a day and will close at 11:59 p.m. EDT on May 19, 2016, or 5:59 a.m. CET on May 20, 2016.

•	Mail. If you have requested and received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If you mail in your proxy card, it must be received by the Company before the voting polls close at the annual meeting.

•	In person. You may attend and vote at the Annual Meeting.

The Board recommends that you vote using one of the first three methods discussed above, as it is not practical for most shareholders to attend and vote at the annual meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the annual meeting if you later decide to attend in person. If you are a beneficial owner of Common Stock or Preferred Stock held in street name, you must either direct your broker or other nominee as to how to vote your Common Stock or Preferred Stock, or obtain a “legal” proxy from your broker or other nominee to vote at the annual meeting. Please refer to the voter instruction card provided by your broker or other nominee for specific instructions on methods of voting.

Even if you plan to attend the annual meeting, please vote your proxy in advance of the annual meeting using one of the methods above as soon as possible so that your shares of Common Stock or Preferred Stock will be represented at the annual meeting if for any reason you are unable to attend in person.

Q:	What do I do if I want to change my vote after I have already voted by proxy?

A:	If you are a shareholder of record as of the record date, you may change or revoke your vote at any time before the voting polls close at the annual meeting by:

•	voting at a later time by Internet or telephone until 11:59 p.m. EDT on May 19, 2016, or 5:59 a.m. CET on May 20, 2016;

•	delivering a later-dated, executed proxy card to the address indicated in the envelope accompanying the proxy card;

•	delivering a written notice of revocation of your proxy to the Company’s Secretary at 10260 Westheimer Rd., Houston, Texas 77042; or

•	attending the annual meeting and voting in person. Please note that attendance at the annual meeting will not by itself (i.e., without also voting) revoke a previously granted proxy.

If you are a beneficial owner of Common Stock or Preferred Stock held in street name and you have instructed your broker or other nominee to vote your Common Stock or Preferred Stock, you must follow the procedure your broker or other nominee provides to change those instructions. You may also vote in person at the annual meeting if you obtain a “legal” proxy from your broker or other nominee.

Q:	If my shares of Common Stock or Preferred Stock are held in “street name” by my broker or other nominee, will my broker or other nominee vote my Common Stock or Preferred Stock for me?

A:	Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a “broker non-vote”) on non-discretionary items absent instructions from the beneficial owner. The ratification of the independent auditor is the only routine matter on which brokers may vote in their discretion on behalf of customers who have not provided instructions. Except for with respect to the ratification of the independent auditor, neither abstentions nor broker non-votes will have any effect on the outcome of voting on items on the agenda for the annual meeting because they are not considered “votes cast.” If any other business properly comes before the annual meeting, your shares will be voted in accordance with the discretion of the holders of the Proxy. The Management Board and the Supervisory Board knows of no matters, other than those previously stated, to be presented for consideration at the annual meeting.

Q:	Who covers the expense of the proxy solicitation?

A:	The expense of preparing, printing and mailing the Notice and any proxy statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by employees of the Company, without additional remuneration, by mail, phone, fax or in person. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of the Company’s Common Stock and Preferred Stock as of March 21, 2016 and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares of Common Stock or Preferred Stock by following the instructions in the Notice will help to avoid additional expense.

Q:	Are dissenters’ rights available to holders of Common Stock or Preferred Stock?

A:	Subject to certain exceptions, Dutch law does not recognize the concept of dissenters’ rights. Accordingly, dissenters’ rights are not available to the holders of the Company’s Common Stock or Preferred Stock with respect to matters to be voted upon at the annual meeting.

Q:	Who can I contact for further information?

A:	If you have questions or need assistance voting, please contact Investor Relations at (713) 231-2463.

ITEM ONE – APPROVAL TO INCREASE NUMBER OF SUPERVISORY DIRECTORS FROM 7 TO 9

MEMBERS AND ELECTION OF DIRECTORS

The Management Board and the Supervisory Board propose to increase the number of supervisory directors from 7 to 9 members and have nominated the following individuals for election to the Supervisory Board, with a term beginning on May 20, 2016 to serve until the Company’s 2017 annual meeting of shareholders or until their successors are elected and qualified or upon earlier of death, disability, resignation or removal:

Michael C. Kearney

William B. Berry

Sheldon R. Erikson

Gary P. Luquette

Michael E. McMahon

D. Keith Mosing

Kirkland D. Mosing

S. Brent Mosing

Alexander Vriesendorp

Biographical information for each nominee, as well as for the Company’s current executive officers, is contained in “Management.”

Neither the Management Board nor the Supervisory Board has any reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the number of members of the Company’s Supervisory Board will be reduced for the time being, until a meeting is called to appoint a substitute nominee that the Management Board and the Supervisory Board recommend.

The affirmative vote of a majority of the votes, with the shares of Common Stock and Preferred Stock that are represented either in person or by proxy at the annual meeting being treated as a single class, is required to approve the increase of the number of supervisory directors from 7 to 9 members and to elect each director nominated.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE INCREASE OF THE NUMBER OF SUPERVISORY DIRECTORS FROM 7 TO 9 MEMBERS AND THE ELECTION OF EACH OF THE SUPERVISORY DIRECTOR NOMINEES.

MANAGEMENT

Board Structure

The Company currently has a two-tier board structure, consisting of the Management Board and the Supervisory Board, each of which must consist of at least one member under the Company’s Articles of Association (the “Articles”).

Supervisory Board

Under Dutch law, the Supervisory Board’s duties include supervising and advising the Management Board in performing its management tasks. The Supervisory Board exercises oversight of management with the Company’s interests in mind. At the annual meeting, the terms of our seven incumbent directors will expire. Assuming the shareholders elect the nominees as set forth in “Item 1—Approval to Increase Number of Supervisory Directors from 7 to 9 Members and Election of Directors,” the Company’s Supervisory Board will continue to consist of members, three of whom are members of the Mosing family.

Management Board

The Management Board’s sole member is the Company’s wholly owned subsidiary, Frank’s International Management B.V. As a managing director, Frank’s International Management B.V.’s duties include the management of the Company, consulting with the Supervisory Board on important matters and submitting certain important decisions to the Supervisory Board for its prior approval.

Executive Officers and Supervisory Directors

Set forth below are the names, ages and positions of the Company’s executive officers and the supervisory directors standing for re-election. All supervisory directors are elected for a term of one year or to serve until their successors are elected and qualified or upon earlier of death, disability, resignation or removal. All executive officers hold office until their successors are elected and qualified or upon earlier of death, disability, resignation or removal.

Name	Age	Position
Gary P. Luquette	60	President and Chief Executive Officer, Supervisory Director
Jeffrey J. Bird	49	Executive Vice President and Chief Financial Officer
W. John Walker	50	Executive Vice President, Operations
Daniel A. Allinger	50	Senior Vice President, Global Human Resources
Alejandro Cestero	41	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer
Burney J. Latiolais, Jr.	56	Senior Vice President, Business Development and Corporate Sales
Michael C. Kearney	67	Chairman of the Supervisory Board
William B. Berry	63	Supervisory Director
Sheldon R. Erikson	74	Supervisory Director
D. Keith Mosing	65	Supervisory Director
Kirkland D. Mosing	57	Supervisory Director
S. Brent Mosing	60	Supervisory Director
Michael E. McMahon	68	Supervisory Director Nominee
Alexander Vriesendorp	63	Supervisory Director Nominee

Gary P. Luquette. Mr. Luquette currently serves as the Company’s President and Chief Executive Officer, a position he has held since January 2015. Mr. Luquette has served on the Supervisory Board since November 2013. Mr. Luquette previously served as President of Chevron North America Exploration and Production Company, a position he held from April 2006 until his retirement in September 2013. Prior to serving as President of Chevron North America Exploration and Production Company, Mr. Luquette served as Managing Director of Chevron Upstream Europe from January 2003 until April 2006. Mr. Luquette has held several other positions since beginning his career with Chevron in 1978, including Vice President, Profit Center Manager, Advisor and Engineer. Mr. Luquette graduated with a Bachelor of Science degree in civil engineering from the University of Louisiana at Lafayette in 1978 and served as a member of the American Petroleum Institute and former chair of the organization’s Upstream Committee. Additionally, Mr. Luquette previously served on the Greater Houston

Partnership’s Executive Committee and on the board of directors for the United Way of Greater Houston. Mr. Luquette is also a member and Chairman of the board of directors of McDermott International, Inc. Mr. Luquette was selected as a supervisory director because of his extensive experience in the oil and gas industry and his experience managing other public companies.

Jeffrey J. Bird. Mr. Bird currently serves as the Company’s Executive Vice President and Chief Financial Officer, a position he has held since December 2014. Prior to serving in his current position, Mr. Bird was the Vice President and Chief Financial Officer for Ascend Performance Materials, a provider of chemicals, fibers and plastics in Houston, Texas, since September 2010. Before joining Ascend, Mr. Bird served in a variety of accounting and finance roles primarily in the industrial manufacturing sector including serving as a division Chief Financial Officer at Danaher Corporation, a global science and technology company, from 2003 to 2007 and 2008 to 2010 and Oshkosh Corporation, a manufacturer of access equipment, specialty vehicles and truck bodies, from 2007 to 2008. Mr. Bird has a Bachelor of Arts degree in accounting from Cedarville University in Ohio.

W. John Walker. Mr. Walker currently serves as the Company’s Executive Vice President, Operations, a position he has held since January 2014. Prior to serving in his current position, Mr. Walker was the Company’s Vice President of International Operations since August 2012. Prior to serving in that position, Mr. Walker served as the Vice President of North America from 2004 to 2012, and he assumed the additional responsibilities of Vice President of Brazil in July 2009. Mr. Walker also served as the Regional Manager of the Asia Pacific and Middle East divisions from 1999 to 2003. Mr. Walker entered the North Sea oil industry and served in several technical and supervisory field roles. He attended Aberdeen Scotland Technical College in 1982 and studied Electrical and Electronic Engineering. Mr. Walker has over 29 years of industry experience and has held positions across the world, including in Europe, North Africa, the Asia-Pacific region and the Middle East.

Daniel A. Allinger. Mr. Allinger currently serves as the Company’s Senior Vice President, Global Human Resources, a position he has held since April 2015. Prior to serving in his current position, he was Executive Director, Global HR for Baker Hughes Incorporated from September 2011 to October 2014, where he oversaw a wide range of responsibilities including global HR strategy, organization and process transformation, workforce planning, analytics, and technology. Before joining Baker Hughes, Mr. Allinger led HR Shared Services, HR Project Management Office, Systems, and Vendor Management at Celanese Corporation from January 2007 until September 2011. He received his Bachelor of Applied Science degree in Human Resources in 1989 from Mount Olive University, while serving in the United States Air Force.

Alejandro Cestero. Mr. Cestero currently serves as the Company’s Senior Vice President, General Counsel, Secretary and Chief Compliance Officer, a position he has held since August 2015. Prior to serving in his current position, he was Vice President, Co-General Counsel and Corporate Secretary of Weatherford International plc from July 2013 to July 2014. Mr. Cestero previously served as Vice President, General Counsel, Secretary and Chief Compliance Officer of Lufkin Industries, Inc. from May 2011 to July 2013. Prior to joining Lufkin, Mr. Cestero was the Senior Vice President, General Counsel, Secretary and Chief Compliance Officer of Seahawk Drilling, Inc. from August 2009 to February 2011, a public spinoff of Pride International, Inc. where he previously served in various positions within the General Counsel’s office, including as Deputy General Counsel – Business Affairs and Assistant Corporate Secretary. Prior to Pride International, Mr. Cestero was in private practice with two international law firms in Houston, Texas. Mr. Cestero holds a J.D. from Stanford University Law School and B.A. and M.B.A. degrees from Rice University.

Burney J. Latiolais, Jr. Mr. Latiolais currently serves as the Company’s Senior Vice President, Business Development and Corporate Sales, a position he has held since February 2014. Prior to serving in his current position, Mr. Latiolais was the Company’s Global Vice President of Drilling Tools and Specialty Products since 2012. Mr. Latiolais joined Frank’s in 1993 and was promoted to Vice President of Sales and Services in 1995. Mr. Latiolais also serves as Chairman of Frank’s International, LLC’s I.P. Advisory Committee. He has been instrumental in the acquisition of numerous companies throughout his tenure, which include AOTools, LLC (formerly Antelope Oil Tools & Manufacturing Company) and Pilot Drilling Control, Ltd. (PDC). Additionally, he is listed on multiple patents as a result of his contributions to product development. His experience and foresight were instrumental in developing Frank’s Cementation Division. He also played a key role in the development and marketing of many of the tools Frank’s uses in providing tubular running services. Because of his efforts, Mr. Latiolais introduced Frank’s to the world of down-hole tools with the creation of the Frank’s International Drilling Technologies Division. Prior to joining Frank’s, Mr. Latiolais was the Chief Executive Officer of La Tubing Testers and Centralizers, Inc.

Michael C. Kearney. Mr. Kearney was appointed to the Supervisory Board and Chairman of our Audit Committee in November 2013, as well as serving as our Lead Supervisory Director since May 2014. In August 2014, he was appointed to our Compensation Committee. He was appointed Chairman of the Supervisory Board, effective as of December 31, 2015. Mr. Kearney is currently a supervisory director for Core Laboratories and Chairman of its Audit Committee, positions he has held since 2004. Core Laboratories, a Dutch company with global operations, is a leading provider of proprietary and patented reservoir description, production enhancement, and reservoir management services. Additionally in January 2015, Mr. Kearney was elected to the Board of Directors of Fairmount Santrol, as well as its Audit Committee. Fairmount Santrol is a leading provider of high-performance sand and sand-based products used by oil and gas exploration and production companies to enhance the productivity of their wells, and also provides high-quality products, strong technical leadership and applications knowledge to end users in the foundry, building products, water filtration, glass, and sports and recreation markets. Mr. Kearney previously served as President and Chief Executive Officer of DeepFlex Inc., a privately held oil service company that manufactures flexible pipe used in offshore oil and gas production, from September 2009 until June 2013, and had served as the Chief Financial Officer of DeepFlex Inc. from January 2008 until September 2009. Mr. Kearney served as Executive Vice President and Chief Financial Officer of Tesco Corporation, a publicly held international oil service company, from October 2004 to January 2007. From 1998 until 2004, Mr. Kearney served as the Chief Financial Officer and Vice President—Administration of Hydril Company, a manufacturer of products for petroleum drilling and production. Mr. Kearney received a Master of Science degree in Accountancy from the University of Houston as well as a Bachelor of Business Administration degree in Finance from Texas A&M University. Mr. Kearney was selected as a supervisory director because of his experience in the oil and gas industry and his experience serving on the board of directors of other companies.

William B. Berry. Mr. Berry was appointed to the Supervisory Board in January 2015. Mr. Berry served as Executive Vice President, Exploration and Production, of ConocoPhillips Company (“ConocoPhillips”), a major international integrated energy company, from 2003 until his retirement on January 1, 2008. He has over 30 years of experience with ConocoPhillips and Phillips Petroleum Company, which became a part of ConocoPhillips in August 2002. While with these companies, he served at various times in other executive positions including President, Asia Pacific; Senior Vice President of Exploration and Production, Eurasia-Middle East; Vice President of Exploration and Production, Eurasia; and Vice President of International Exploration and Production, New Ventures. He has served on the boards of directors of Teekay Corporation since June 2011 and Continental Resources, Inc. since May 2014. He served on the boards of directors of Willbros Group, Inc. from February 2008 to May 2014, Nexen Inc. from December 2008 to June 2013 and Access Midstream Partners, L.P. from June 2013 to June 2014. Mr. Berry holds a Bachelor of Science and Master of Science degree in petroleum engineering from Mississippi State University. Mr. Berry brings extensive domestic and international experience in the oil and gas exploration and production industry and management expertise to the Board. Mr. Berry also brings considerable director experience from his position as a director with several other companies involved in the energy industry. Mr. Berry was selected as a supervisory director because of his extensive industry, management and director expertise.

Sheldon R. Erikson. Mr. Erikson was appointed to the Supervisory Board in connection with the Company’s initial public offering in August 2013. Mr. Erikson served as the Chairman, President and Chief Executive Officer of Cameron International Corporation from the time of its creation in 1995 through 2008, and served on Cameron International Corporation’s board of directors until his retirement in 2015. Prior to assuming his leadership role with Cameron, Mr. Erikson had a long and distinguished career in the energy and manufacturing sectors. He was Chairman of the Board, President and Chief Executive Officer of The Western Company of North America, an international petroleum service company engaged in pressure pumping, well stimulating and cementing and offshore drilling. Previously, he was President of the Joy Petroleum Equipment Group of Joy Manufacturing Company. Mr. Erikson is a director of C&J Energy Services, a provider of well construction, well completions and well services to the oil and gas industry; the General Partner of Red Rock Interests, a private company; and has been a director of Endeavour International Corporation, an oil and gas exploration and production company, Rockwood Holdings, Inc., a company in the specialty chemicals and advanced materials businesses, Triton Energy Company and Spinnaker Exploration Company, both oil and gas exploration companies, Layne Christensen Co., a provider of services and related products for the water, mineral and energy markets, and NCI Building Systems, a provider of products and services for the construction industry. He also serves on the boards of the National Petroleum Council,

American Petroleum Institute, National Ocean Industries Association and the Petroleum Equipment Suppliers Association, of which he is a past chairman. He also serves in positions of leadership in charitable and non-profit organizations, including The University of Texas MD Anderson Cancer Center and the Texas Heart Institute. He has an M.B.A. from the Harvard Graduate School of Business Administration and studied engineering and economics at the University of Illinois. Mr. Erikson was selected as a supervisory director because he has extensive experience in the oil and gas industry and serving on the boards of publicly traded companies.

D. Keith Mosing. Mr. Mosing was appointed to the Supervisory Board in connection with the Company’s initial public offering in August 2013. He served as Executive Chairman of the Company from January 2015 until December 2015. He served as the Chairman of the Company’s Supervisory Board since the Company’s initial public offering in August 2013 until December 2015, and previously served as the Company’s Chief Executive Officer and President from July 2011 until January 2015. He founded the Company’s international operations and formally organized the international business as a separate company in 1981, with Mr. Mosing serving as the initial Chairman, President and Chief Executive Officer. Mr. Mosing attended the University of Louisiana at Lafayette and Embry-Riddle Aeronautical University, where he graduated with a Bachelor of Science degree. Mr. Mosing is a member of the Society of Petroleum Engineers (SPE) and National Oil-Equipment Manufacturers and Delegate Society (NOMADS). Mr. Mosing was selected as a supervisory director because he is the founder of the Company’s international operations, a driving force behind the expansion of the Company’s U.S. operations and because of his extensive experience and familiarity with the Company’s business and customers. Mr. Mosing is the cousin of Kirkland D. Mosing and S. Brent Mosing.

Kirkland D. Mosing. Mr. Mosing was appointed to the Supervisory Board in connection with the Company’s initial public offering in August 2013. Mr. Mosing did serve as a technical sales representative for Frank’s Casing Crew and Rental Tools, LLC (“FCC”) from 1986 until his retirement on June 2015. Mr. Mosing has a Doctor of Veterinary Medicine from Louisiana State University. Mr. Mosing was selected as a supervisory director because of his extensive experience and familiarity with the Frank’s companies. Mr. Mosing is the cousin of D. Keith Mosing and S. Brent Mosing.

S. Brent Mosing. Mr. Mosing was appointed to the Supervisory Board in connection with the Company’s initial public offering in August 2013. Mr. Mosing has served on the board of directors for FCC and Frank’s Tong Service, Inc. since 2000. Additionally, Mr. Mosing is currently a director of Shoreline Energy LLC, an independent exploration and production company. Mr. Mosing began his career with Frank’s full time in 1978 and has held various positions, including field sales, office sales, information technology and marketing. Mr. Mosing received his Bachelor of Science Degree in Economics from the University of Louisiana at Lafayette in 1978 and his Master of Business Administration from the Northwestern State University in 1993. Mr. Mosing was selected as a supervisory director because of his extensive experience and familiarity with the Frank’s companies. Mr. Mosing is the cousin of D. Keith Mosing and Kirkland D. Mosing.

Michael E. McMahon. Mr. McMahon is a founder and partner of Pine Brook Road Partners LLC, a private equity firm, established in July 2006. Prior thereto, he served as Executive Director of Rhode Island Economic Development Corporation from January 2003 to July 2006. He was also a founder and partner of RockPort Capital Partners (venture capital) from 2000 to 2003. Mr. McMahon currently represents Pine Brook as a director of Forge Energy, LLC since 2011, Stonegate Production Company, LLC since 2007 and Stonegate Production Company II, LLC since 2014. Mr. McMahon has also served on the board of directors of several public companies, including Bancorp Rhode Island (banking and investments) from 2006 until 2012 as well as serving on its Compensation Committee and Governance and Nominating Committee, Transocean Ltd. (offshore drilling) from 2005 until 2007 as well as its Audit Committee and Spinnaker Exploration Inc. from 1999 to 2005 (oil and gas exploration and production) as well as serving as Chairman of its Audit Committee. He has also served on the board of directors for The Marine Drilling Companies Inc. (offshore drilling services), TPC Corporation (natural gas storage), Numar Corporation (well logging technology used in oil and gas wells) and Triton Energy (oil and gas exploration and production). Mr. McMahon holds an A.B. in American Civilization from Brown University and was a member of the Program for Management Development (PMD 33) at Harvard Business School. McMahon was selected as a supervisory director nominee because of his business acumen, capital market expertise and public company experience.

Alexander Vriesendorp. Mr. Vriesendorp has been a partner of Shamrock Partners B.V. since 1996, which serves as the manager for the Vreedenlust venture capital funds. From 1998 until 2001, Mr. Vriesendorp served as chief executive officer of RMI Holland B.V., a valve manufacturer, in The Netherlands. From 1991 until 1995, he served as chief executive officer of the Nienhuis Group, a manufacturer and worldwide distributor of Montessori materials with its head office in The Netherlands. From 2000 until 2012, Mr. Vriesendorp served as a member of the Supervisory Board of Core Laboratories N.V., a Dutch company providing proprietary and patented reservoir description, production enhancement and reservoir management services and products to the oil and gas industry. He was also a member of the supervisory board of SAS Gouda for 12 years. SAS originally founded in 1896 in Gouda, the Netherlands, specialized in designing and manufacturing reliable deck equipment for the offshore oil and gas market. Mr. Vriesendorp has also served on the supervisory boards of various privately-held European companies. Mr. Vriesendorp received a Master in Law degree from Leiden University in the Netherlands. Mr. Vriesendorp was selected as a supervisory director nominee because of his broad international experience and counsel, and his knowledge of Dutch corporate governance based on his legal background.

Status as a Controlled Company

The Company has elected to be treated as a “controlled company” as that term is set forth in Section 303A of the NYSE Listed Company Manual. Under Section 303A of the NYSE Listed Company Manual, a listed company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is considered a controlled company. The Mosing family currently controls approximately 83% of the combined voting power of the Common Stock and Preferred Stock. Accordingly, the Company is a “controlled company” as that term is defined in Section 303A of the NYSE Listed Company Manual.

Under the NYSE rules, a “controlled company” may elect not to comply with certain NYSE corporate governance requirements, including: (1) the requirement that a majority of its board of directors consist of independent directors; (2) the requirement that it have a nominating and governance committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and (3) the requirement that it have a compensation committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. Notwithstanding the Company’s status as a controlled company, the Company remains subject to the NYSE corporate governance standard that requires the Company to have an audit committee composed entirely of independent directors. The Company has also chosen to have a compensation committee composed entirely of independent directors.

The Company currently has a fully independent audit committee and a fully independent compensation committee. If and when the Company ceases to be a controlled company, the Supervisory Board will be required to have a nominating and governance committee, with at least one independent director. Within 90 days of ceasing to be a controlled company, the Company will be required to have a nominating and governance committee with a majority of independent directors, and within one year of ceasing to be a controlled company, the Company will be required to have a fully independent nominating and governance committees and a majority of the Company’s Supervisory Board must be comprised of independent directors.

Committees of the Supervisory Board

The Company’s Supervisory Board currently has two standing committees: the audit committee and the compensation committee. The audit committee and the compensation committee have the composition and responsibilities described below. Currently, the Company has elected not to have a nominating and governance committee because it is a “controlled company” within the meaning of the NYSE corporate governance standards. The Company may decide in the future to create a nominating and governance committee or additional committees. Committee compositions will be determined in May 2016 following this annual meeting.

Audit Committee

The audit committee oversees, reviews, acts on and reports on various auditing and accounting matters to the Company’s Supervisory Board, including: the selection of the Company’s independent accountants, the scope of the Company’s annual audits, fees to be paid to the independent accountants, the performance of the Company’s independent accountants and the Company’s accounting practices. In addition, the audit committee oversees the

Company’s compliance programs relating to legal and regulatory requirements. The Company has adopted an audit committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and the NYSE market standards, which is available at www.franksinternational.com.

Mr. Erikson, Mr. Berry and Mr. Kearney are the current members of the audit committee and Mr. Kearney is the chairman of the audit committee. Prior to his appointment as President and Chief Executive Officer in January 2015, Mr. Luquette served on the audit committee. An “audit committee financial expert” is defined as a person who, based on his or her experience, possesses the attributes outlined in the rules and regulations of the SEC. The Supervisory Board has determined that each of Mr. Erikson and Mr. Kearney is an “audit committee financial expert” as defined by the rules and regulations of the SEC. The Company has determined that each of Messrs. Erikson, Berry and Kearney are financially literate as defined by the rules and regulations of the SEC.

Compensation Committee

The Company’s compensation committee was formed in August 2014 and currently consists of Mr. Erikson, Mr. Berry and Mr. Kearney, with Mr. Erikson serving as the chairman. Prior to his appointment as President and Chief Executive Officer in January 2015, Mr. Luquette served on the compensation committee.

The compensation committee oversees, reviews, acts on and reports on various compensation matters to the Company’s Supervisory Board, including: the compensation of the Company’s executive officers, supervisory directors and management directors; the Compensation Discussion and Analysis included in the Company’s proxy statement or Annual Report on Form 10-K and the Compensation Committee Report; compensation matters required by Dutch Law; and the discharge of the Supervisory Board’s responsibilities relating to compensation of the Company’s executive officers, supervisory directors and managing directors. The Company has adopted a compensation committee charter defining the committee’s primary duties, which is available at www.franksinternational.com.

The compensation committee is delegated all authority of the Supervisory Board as may be required or advisable to fulfill the purposes of the compensation committee. The compensation committee may form and delegate some or all of its authority to subcommittees or to its chairman when it deems appropriate. Meetings may, at the discretion of the compensation committee, include other supervisory directors, members of the Company’s management, consultants or advisors, and such other persons as the compensation committee believes to be necessary or appropriate. Further, Meridian Consultants, LLC has been engaged to provide advice and recommendations regarding compensation.

Director Independence

Rather than adopting categorical standards, the Supervisory Board assesses director independence on a case-by-case basis, in each case consistent with applicable legal requirements and the listing standards of the NYSE. After reviewing all relationships each director has with the Company, including the nature and extent of any business relationships between the Company and each director, as well as any significant charitable contributions the Company makes to organizations where its directors serve as board members or executive officers, the Supervisory Board has affirmatively determined each of Messrs. Erikson, Berry, Kearney, McMahon and Vriesendorp have no material relationships with the Company and are independent as defined by Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and by the standards set forth by the NYSE and, to the extent consistent therewith, the Dutch Code.

Board and Committee Meetings

The Supervisory Board held six meetings, the audit committee of the Supervisory Board held eight meetings and the compensation committee of the Supervisory Board held four meetings during 2015. The Management Board did not hold any meetings in 2015. During 2015, each of the Company’s supervisory directors attended at least 75% of the Supervisory Board meetings and the meetings of the committees on which that director served. The Company’s directors are encouraged to attend the annual meeting of shareholders. Each of the Company’s supervisory directors at the time attended the 2015 annual meeting of stockholders.

Selection of Supervisory Director Nominees and Shareholder Participation

Pursuant to the Company’s Articles, supervisory directors are appointed by the general meeting. The number of members of the Company’s Supervisory Board is determined from time to time at a general meeting upon a proposal by the Supervisory Board, but will not be greater than nine. Pursuant to the Company’s Articles, the Mosing family has the right to make a binding recommendation of one director for nomination to the Supervisory Board for each 10% of the outstanding Common Stock and Preferred Stock, treated as a single class, they collectively beneficially own, up to a maximum of five directors.

The general meeting is free to appoint a supervisory director if no recommendation is made by the Mosing family within three months of a position becoming vacant. A recommendation submitted on time by the Mosing Family is binding. However, the general meeting may disregard the recommendation by the Mosing family if it adopts a resolution to that effect by a majority of no less than two-thirds of the votes cast, representing over one-half of the issued capital.

In evaluating supervisory director candidates, the Company assesses whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the Supervisory Board’s ability to oversee and direct the Company’s affairs and business, including, when applicable, to enhance the ability of committees of the Supervisory Board to fulfill their duties and the quality of the Supervisory Board’s deliberations and decisions. In evaluating supervisory directors, the Company considers diversity in its broadest sense, including persons diverse in perspectives, personal and professional experiences, geography, gender, race and ethnicity. The Company will consider director candidates recommended by shareholders on the same basis as candidates recommended by the Supervisory Board and other sources. For a description of the procedures and qualifications required to submit shareholder proposals, including for nominating directors, please see “Shareholder Proposals.” Other than as described above, the Company does not have a policy regarding consideration of director candidates submitted by shareholders.

Communications with Directors of the Company

The Supervisory Board welcomes questions or comments about the Company and its operations. Interested parties who wish to communicate with Supervisory Board, the non-employee or independent directors, or any individual director, may write to Frank’s International N.V., c/o U.S. Headquarters - 10260 Westheimer Rd., Houston, Texas 77042, Attention: Corporate Secretary. If requested, any questions or comments will be kept confidential to the extent reasonably possible. Depending on the subject matter, the Corporate Secretary, will:

•	forward the communication to the director or directors to whom it is addressed;

•	refer the inquiry to the appropriate corporate department if it is a matter that does not appear to require direct attention by the Supervisory Board or an individual director; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on the Company’s Supervisory Board. No member of the Company’s Supervisory Board is an executive officer of a company in which one of the Company’s executive officers serves as a member of the board of directors or compensation committee of that company.

In August 2014, the Supervisory Board established a compensation committee, consisting of Messrs. Erikson, Luquette and Kearney. Mr. Berry replaced Mr. Luquette on the compensation committee in connection with Mr. Luquette’s appointment as President and Chief Executive Officer in January 2015. We expect that the compensation committee will continue to handle compensation matters for the fiscal year ending December 31, 2016.

Risk Oversight

The Supervisory Board is actively involved in oversight of risks that could affect the Company. This oversight function is conducted primarily through the audit committee, but the full Supervisory Board retains responsibility for general oversight of risks. The audit committee is charged with oversight of the Company’s system of internal controls and risks relating to financial reporting, legal, regulatory and accounting compliance. The Company’s Supervisory Board will continue to satisfy its oversight responsibility through full reports from the audit committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks. In addition, the Company has internal audit systems in place to monitor adherence to policies and procedures and to support the Company’s internal audit function.

Executive Sessions of the Supervisory Board

The non-management supervisory directors have regularly scheduled meetings in executive session. In the event that the non-management supervisory directors include supervisory directors who are not independent under the listing requirements of the NYSE, then at least once a year, there will be an executive session including only independent supervisory directors. Mr. Kearney, the supervisory director who presides at these meetings (the “Lead Supervisory Director”), was chosen by the Supervisory Board, effective as of May 14, 2014. The Lead Supervisory Director is responsible for preparing an agenda for the meetings of the independent supervisory directors in executive session. On January 5, 2016, the Company announced the appointment by the Supervisory Board of Mr. Kearney, effective January 1, 2016, as Chairman of the Supervisory Board. Because of the appointment of a non-executive chairman, there is currently not a need for a Lead Supervisory Director. Mr. Kearney, as the Chairman of the Supervisory Board, will assume these duties.

Board Leadership Structure

Currently, Michael C. Kearney serves as our Chairman of the Supervisory Board. Gary P. Luquette assumed the role of President and Chief Executive Officer in January 2015. The Supervisory Board believes that the current structure of separating the roles of Chairman of the Supervisory Board and President and Chief Executive Officer is in the best interests of the Company.

The Supervisory Board believes this structure will allow Mr. Luquette to lead the business of the Company while Mr. Kearney is involved in the establishment of the Company’s strategic direction.

Code of Ethics for Chief Executive Officer, Chief Financial Officer, Controller and Certain Other Officers

The Company’s Supervisory Board has adopted a Code of Ethics for its Chief Executive Officer, Chief Financial Officer and all other financial and accounting officers. Any change to, or waiver from, the Code of Ethics will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. A copy of the Company’s Code of Ethics for its Chief Executive Officer, Chief Financial Officer, Controller and Certain Other Officers is available on the Company’s website at www.franksinternational.com.

Code of Conduct

The Company’s Supervisory Board has adopted a Code of Business Conduct and Ethics applicable to the Company’s employees, supervisory directors, managing directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Any change to, or waiver from, this Code of Business Conduct and Ethics may be made only by the Company’s Supervisory Board and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. A copy of Company’s Code of Business Conduct and Ethics is available on the Company’s website at www.franksinternational.com.

Corporate Governance Guidelines

The Company’s Supervisory Board has adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE. A copy of the Company’s Corporate Governance Guidelines is available on the Company’s website at www.franksinternational.com.

COMPENSATION COMMITTEE REPORT

The Supervisory Board reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated by the SEC with management of the Company, and, based on such review and discussions, the Supervisory Board recommended that such Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Submitted by the Compensation Committee

Sheldon R. Erikson (Chairman)

William B. Berry

Michael C. Kearney

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (this “CD&A”) provides information regarding the executive compensation program for (a) all individuals serving as the Company’s principal executive officer for the last completed year, (b) the Company’s principal financial officer for the last completed fiscal year, (c) the three other highest compensated executive officers at the end of such year, and (d) two other individuals who served as executive officers during the last completed fiscal year who would have been included in the foregoing clause (c) had they still been serving as executive officers at the end of the last completed fiscal year (collectively, the “Named Executive Officers”) and is intended to provide perspective regarding the Company’s executive compensation program, including the philosophy, objectives, compensation processes, and key components of compensation.

The following individuals were Named Executive Officers as of December 31, 2015:

•	Gary P. Luquette, Chief Executive Officer (“CEO”) and President beginning January 23, 2015;

•	D. Keith Mosing, Chairman of the Supervisory Board, Director, CEO and President through January 22, 2015; Executive Chairman from January 23, 2015 through December 31, 2015;

•	Jeffrey J. Bird, Executive Vice President and Chief Financial Officer;

•	John W. Sinders, Executive Vice President, Administration;

•	W. John Walker, Executive Vice President, Operations;

•	Burney J. Latiolais, Jr., Senior Vice President, Business Development and Corporate Sales;

•	C. Michael Webre, Vice President, Engineering through November 6, 2015; and

•	Brian D. Baird, Vice President, Chief Legal Officer and Secretary through June 30, 2015.

In 2015, several of our executive officers transitioned from their roles with the Company. On June 11, 2015, Mr. Webre resigned pursuant to the Company’s voluntary separation offering, and his last day of employment was November 6, 2015. Mr. Baird and Mr. Sinders departed the Company effective June 30, 2015 and December 31, 2015, respectively. Effective as of January 2015, Mr. Mosing transitioned from his role as CEO and President to become the Company’s Executive Chairman and remained Chairman of the Supervisory Board, and Mr. Luquette, who had been serving as a non-employee member of the Company’s Supervisory Board became our CEO and President. To complete Mr. Mosing’s transition, he phased out of his role as the Company’s Executive Chairman and Chairman of the Supervisory Board at the end of 2015, but has remained a non-executive member of our Supervisory Board.

Although this CD&A focuses on the Company’s executive compensation program during the last fiscal year, it also describes compensation actions taken before or after the 2015 fiscal year to the extent such discussion enhances the understanding of the Company’s executive compensation disclosure.

Overview of Executive Compensation and our Compensation Process

Following our initial public offering in August 2013, we began transitioning our executive compensation program to reflect our status as a publicly traded corporation. As described above in “Management – Status as a Controlled Company,” we are a “controlled company” within the meaning of the NYSE corporate governance standards. As a controlled company, the Company is not required to have a compensation committee composed entirely of independent directors and did not have such a committee until our Supervisory Board established a formal compensation committee comprised entirely of independent directors in August of 2014 in order to conform to best governance practices and to help streamline administration of our executive compensation program. This compensation committee (the “Compensation Committee”) has responsibility to, among other things, oversee the compensation arrangements described below. Since then, the Compensation Committee has begun playing a more significant role in the compensation setting process for our Named Executive Officers, and throughout 2015, the Compensation Committee had primary responsibility over our executive compensation program, including the decisions regarding the various levels and forms of compensation for each of the Named Executive Officers. Factors considered in making this determination included overall market conditions, the goal of remaining competitive in the marketplace and incentivizing performance, and the particular Named Executive Officer’s role in contributing to the Company’s results.

The main components of our executive compensation program for 2015 consisted of the following components, which are described in greater detail in the sections below:

•	base salary;

•	annual cash incentive awards;

•	deferred compensation and equity-based long-term incentive compensation;

•	severance benefits for certain terminations of employment; and

•	limited perquisites.

Only one of our Named Executive Officers was subject to an employment agreement in 2015 providing for severance pay in the event of certain qualifying terminations. However, in 2015, we also implemented an Executive Change-in-Control Severance Plan to provide severance protection in connection with certain qualifying terminations following a change in control. See “—Program Changes for 2015 and 2016” for a discussion of this change, as well as “—Potential Payments upon Termination or a Change in Control,” for a more detailed discussion of all of our arrangements providing for payments upon a termination or change in control, including the employment agreement.

Program Changes for 2015 and 1st Quarter of 2016

In 2015, the Compensation Committee continued to work with its compensation consultant, Meridian Consultants, LLC (“Meridian”), to refine the Company’s executive compensation arrangements to ensure that (i) total executive compensation is in line with the executive compensation among the Company’s peer group, and (ii) overall compensation aligns the executives’ interests with those of the Company’s stockholders by tying a meaningful portion of each executive’s cash and equity to the achievement of performance targets and by including time-based vesting requirements in the long-term equity incentive compensation awards. In connection with this process, the Company implemented certain changes during 2015 to better reflect our full transition into a public company.

For example, because our executive officers are not generally parties to any employment agreements providing severance for certain qualifying terminations of employment, we discussed with Meridian how to best ensure executives’ continued commitment to us during the current economy. Based on this discussion and input from Meridian, we decided in 2015 to implement an Executive Change-in-Control Severance Plan. Since we did not have employment agreements with any of our Named Executive Officers other than the Executive Chairman, we believe it was important to implement this Change-in-Control Severance Plan in order to create retention tools for us as a component of our overall executive compensation program. This plan allows management to focus its attention and energy on the business transaction at hand without any distractions regarding the effects of a change in control. In addition, it enables us to attract skilled professionals in our industry. Features of this Executive Change-in-Control Severance Plan include:

•	“Double trigger” (qualifying termination following change-in-control event) requirement for cash severance;

•	No gross-up payment for any payments that trigger an excise tax; and

•	Certain restrictive covenants required in order to become eligible for these benefits.

In addition, in order to facilitate alignment of our executives’ interests with those of our shareholders, the Compensation Committee also adopted in 2015 stock ownership guidelines for certain executive officers and members of the Board of Directors. Specifically, these guidelines require the following minimum level of holdings to be attained within a five year period:

•	CEO = 5x base salary

•	Executive Chairman = 5x base salary

•	Direct Reports to the CEO = 3x base salary

•	Other Executive Officers = 2x base salary

•	Non-Executive Board Members = 5x cash retainer

Our short-term incentive plan for 2015 was modified to provide more structure and to better support the Company’s pay-for-performance objectives. The key features of this program are described in the Cash Incentive section below.

The Committee also modified the long-term incentive program for awards, beginning with grants made in 2016. Specifically, long-term incentives were granted in February 2016 to certain executives and allocated 50% in the form of time-based restricted stock units and 50% in the form of performance-based restricted stock units. The performance-based restricted stock units will be earned based on the Company’s total shareholder return over a three year period relative to the peer group. This program was adopted to strengthen the Company’s pay and performance alignment and support its pay-for-performance objectives.

Goals of the Compensation Program

The Company is focused on establishing an executive compensation program that is intended to attract, motivate, and retain key executives and to reward executives for creating and increasing the value of the Company. These objectives are taken into consideration when creating the Company’s compensation arrangements, when setting each element of compensation under those programs, and when determining the proper mix of the various compensation elements for each of the Named Executive Officers. We annually reevaluate whether our compensation programs and the levels of pay awarded under each element of compensation achieve these objectives.

To ensure the Company continues to meet its compensation objectives as a public company, we have been working with Meridian and using market data to develop an understanding of the current compensation practices among peers and to ensure that our executive compensation program will be benchmarked against peers within the industry. In furtherance of this goal, the Compensation Committee determined, based on data provided by Meridian, to make no changes to the peer group used for purposes of evaluating our compensation practices for 2015. Accordingly, a peer group consisting of the following 16 companies was used for purposes of establishing our executive compensation program for 2015:

•	C&J Energy Services, Inc.

•	Core Laboratories N.V.

•	Dresser-Rand Group Inc.

•	Dril-Quip, Inc.

•	Exterran Holdings, Inc.

•	Forum Energy Technologies, Inc.

•	Helix Energy Solutions Group, Inc.

•	Hercules Offshore, Inc.

•	Hornbeck Offshore Services, Inc.

•	Newpark Resources, Inc.

•	Noble Corp plc

•	Oceaneering International, Inc.

•	Precision Drilling Corporation

•	Rowan Companies plc

•	RPC, Inc.

•	SEACOR Holdings Inc.

Meridian worked with our Compensation Committee to select this group of publicly traded companies from the same or similar industries and within a certain range of our annual revenue to serve as the Company’s peer group for purposes of obtaining data regarding the compensation practices of peers. The Compensation Committee evaluates this peer group from time to time. In November 2015, the Compensation Committee, based on input from Meridian, approved a new peer group to be used for 2016 compensation decisions as follows:

•	C&J Energy Services, Inc.

•	Core Laboratories N.V.

•	Dril-Quip, Inc.

•	Exterran Holdings, Inc.

•	Forum Energy Technologies, Inc.

•	Helix Energy Solutions Group, Inc.

•	Hornbeck Offshore Services, Inc.

•	Matrix Service Co.

•	McDermott International, Inc.

•	Newpark Resources, Inc.

•	Oceaneering International, Inc.

•	Oil States International, Inc.

•	RPC, Inc.

•	SEACOR Holdings Inc.

•	Tesco Corporation

•	Tetra Technologies, Inc.

In February 2016, the Compensation Committee eliminated from the peer group Exterran Holdings, Inc. in light of the spin-off of its international services and global fabrication business, with such change to apply for purposes of 2016 compensation decisions. This peer group was also used under the performance-based restricted stock unit awards that the Company granted in February 2016 for purposes of determining the Company’s total shareholder return performance relative to its peers. In order to ensure that the Company’s total compensation program is competitive with its peers, the Compensation Committee approved the specific allocation of each Named Executive Officer’s total targeted compensation for 2015 among the various compensation elements.

Components of the Company’s Executive Compensation Program

The Employment Agreement that was in place in 2015 for our Executive Chairman provided for five principal elements of compensation: base salary, annual cash incentives, long-term incentive awards, limited perquisites, and severance pay. For 2015, the Named Executive Officers’ annual cash incentives were awarded pursuant to specific formulas based on Company performance measures, subject to discretionary adjustment for certain executives based on individual performance. In addition, each of the Named Executive Officers is eligible to receive long-term incentive awards and to participate in the Frank’s Executive Deferred Compensation Plan (the “EDC Plan”), which plan has historically provided for discretionary Company contributions that vest at the end of a five-year period. Finally, certain of the Named Executive Officers are eligible for limited perquisites, which are discussed below. The Company believes this mix of compensation aligns its executives’ compensation with the Company’s short-term and long-term goals, as well as with the interests of the Company’s stockholders.

In 2015, the Compensation Committee determined that the Company should offer change in control severance protection through the establishment of the Executive Change-in-Control Severance Program. In light of this decision, while Mr. Mosing’s employment agreement continued to remain in effect throughout 2015 until his separation at the end of the year, no employment agreements were entered into with any other Named Executive Officers. The role employment agreements should play in our executive compensation program in the future may continue to be evaluated.

Below is a description of each of the principal elements of the Company’s compensation programs in effect as of the close of our most recent fiscal year and the Company’s view on these elements. The Company recognizes that in connection with the review the Supervisory Board or Compensation Committee is undertaking with Meridian, the goals themselves and the methods of implementing those goals may change in the future.

Base Salary

Each Named Executive Officer’s base salary is a fixed component of compensation for each year for performing specific job responsibilities. It represents the minimum income a Named Executive Officer may receive in any year. Base salaries are generally reviewed by the Compensation Committee on an annual basis for each Named Executive Officer based on market and peer group data provided by Meridian, the Company’s performance, cost-of-living adjustments, and the individual’s performance, experience, and responsibilities. Base salaries are also re-evaluated at the time of any promotion or significant change in job responsibilities. Under the terms of Mr. Mosing’s employment agreement that was in effect for 2015, his base salary could be increased, but generally not decreased (except in connection with similar reductions applicable to all of our other executive officers, but not to exceed 10 percent of Mr. Mosing’s then base salary), following review and determination by the Supervisory Board or a committee thereof, which review has historically occurred annually or more frequently from time to time in the discretion of the board or the Compensation Committee.

Based on the Compensation Committee’s evaluation of current industry conditions, market data provided by Meridian, and the company’s compensation philosophy and goals, no changes in base salary were implemented in 2015, and the following base salaries from 2014 have remained in place:

•	$850,000 for Mr. Mosing

•	$400,000 for Mr. Bird

•	$500,000 for Mr. Sinders

•	$500,000 for Mr. Walker

•	$363,000 for Mr. Latiolais

•	$377,439 for Mr. Webre

•	$283,278 for Mr. Baird

When Mr. Luquette was hired as our new CEO in January 2015, his annual base salary was established as $750,000.

In the future, the Company expects the Compensation Committee will continue to review base salaries on an annual basis to determine if the Company’s financial and operating performance, as well as the executive officer’s personal performance, the cost of living factor, market conditions, and any other factors that the Compensation Committee deems appropriate to consider, support any adjustment to the executive officer’s base salary. The amounts set forth in the Summary Compensation Table below do not reflect the annual rate of salary that is “set” for the year, but what is considered “earned” for that year; thus they may differ slightly from these amounts due to normal payroll practices.

Annual Cash Incentives

The Company’s annual incentive program is a short-term cash incentive program, which has a one-year performance period and is intended to reward executives for Company and individual performance. In 2015, the Compensation Committee continued to evaluate and oversee the annual incentive program for our Named Executive Officers.

In 2015, the Compensation Committee determined that the structure for our Executive Chairman’s annual incentive for 2015 would remain the same as for 2014, which provides for a payment equal to 1% of the Company’s annual EBITDA if the Company reached its specified EBITDA target for the year, but subject to reduction or increase based on the actual amount of EBITDA achieved at below threshold, threshold, target, and maximum levels (ranging from 0%, 80%, 100% to 120%, respectively, of the Company’s annual EBITDA target, and resulting in a 0%, 0.5%, 1.0% to 1.5% of EBITDA payout, respectively), subject to a further 20% reduction in payout if the Company’s return on invested capital (“ROIC”) goal is not achieved for the year. Payouts are interpolated for performance above the threshold but between the threshold, target, and maximum levels. In light of current industry conditions due to the significant decline in oil prices, the targeted EBITDA level for 2015 was lowered approximately 15% from the targeted EBITDA level for 2014 (with corresponding adjustments made to threshold and maximum EBITDA goals).

The Company also took steps in 2015 to re-evaluate the annual incentive program for each of the other Named Executive Officers. The Compensation Committee established certain performance goals, in consultation with Meridian, for purposes of annual incentive determinations for the Named Executive Officers other than the Executive Chairman. The 2015 annual incentive program for such Named Executive Officers provided for a target incentive opportunity expressed as a percentage of the executive officer’s salary, depending on the Company’s achievement of three corporate-wide quantitative and formulaic performance goals, with each metric being weighted as follows in determining the potential payout for each Named Executive Officer: (1) Return on Average Capital Employed (ROACE) goals (weighted 50%), (2) Revenue performance goals (weighted 35%), and (3) Safety goals (weighted 15%). These guidelines were approved to ensure that our goals and targets ultimately reflect our true performance. Payouts based on the achievement of these goals can be modified up to 20% based on individual performance.

If the Company achieved the target performance metrics for 2015, the cash incentive awards for these other Named Executive Officers were expected to be paid at target levels, with no payout unless the threshold level of at least 75% of the target metrics was achieved. In order to create additional incentive for exceptional Company performance based on the metrics described above, annual incentive awards for 2015 for our Named Executive Officers other than our Executive Chairman could be paid at a maximum percentage of the base salary designated for each such Named Executive Officer if maximum performance metrics were met, but it is not expected that payment at this level will occur in most years. For 2015, the target award for each of these Named Executive Officers was set at a percentage of the annual rate of base salary in effect at the end of 2015, as follows:

Name	Target Annual Incentive Award (% of Annual Base Salary)
Gary P. Luquette	100%
Jeffrey J. Bird	87.5%
John W. Sinders	100%
W. John Walker	100%
Burney J. Latiolais, Jr	75%
C. Michael Webre	75%
Brian D. Baird	75%

Payouts under these awards could range from 0x to 2x the target percentage identified in the table above, depending on performance relative to the specified performance metrics. Threshold performance results in a payout equal to 0.50 times the target percentage, target performance results in a payout equal to 1.0 times the target percentage, and maximum performance results in a payout equal to 2.0 times the target percentage. For performance achievement between target, threshold, and maximum levels, payouts are interpolated on a sliding scale between levels.

The actual results we attained with respect to the Company performance metrics established for the non-Executive Chairman officers for 2015 met our targeted performance goals in the aggregate, resulting in a payout based on 103% performance goal achievement, with an individual performance modifier applied for certain of our Named Executive Officers’ annual incentive payments. The actual results we attained with respect to the Company’s EBITDA performance goal established for purposes of Mr. Mosing’s annual bonus was between our threshold and target, which was not subject to discretionary reduction and which was accordingly approved for payout at the 62% level of $1.956 million.

The changes described above were made to our annual incentive program in 2015 in order to provide our Named Executive Officers with an annual incentive opportunity that is tied to certain metrics measuring the Company’s performance (including an emphasis on the importance of safety in measuring such performance) while remaining competitive with our peers. However, it is expected that our Compensation Committee will continue to annually review the appropriate annual incentive arrangements for the Named Executive Officers, determine the appropriate methods of evaluating our Company’s achievement relative to various performance metrics, and determine if the current categories and associated metrics should be adjusted for future fiscal years.

Long-Term Incentives

Executive Deferred Compensation (EDC) Plan

The Company has historically offered long-term incentives through discretionary Company contributions under the Executive Deferred Compensation (EDC) Plan for each of the Named Executive Officers participating in the plan other than Mr. Mosing (whose long-term incentives have historically been achieved through his ownership interests). These contributions vest in full after five years and have served as a long-term retention tool. In prior years, discretionary Company contributions have been approved on behalf of each Named Executive Officer other than Mr. Mosing. While Mr. Mosing has been eligible, under the terms of the EDC Plan, to receive a Company contribution in the Company’s discretion, the Company has not historically credited him with any such contributions under this plan.

The EDC Plan also allows each Named Executive Officer, including Mr. Mosing, to elect to defer a percentage of his compensation (defined as the Named Executive Officer’s base salary, bonus, commission, and any other cash or equity-based compensation approved by the plan’s administrative committee) until the executive’s termination of employment or until a future date specified by the executive at the time of his deferral election.

In 2015, the Compensation Committee determined that it would not make any discretionary Company contributions under the EDC Plan for 2015 for any of the Named Executive Officers, in order to focus its long-term incentives on other elements of compensation, such as awards granted under the company’s long-term incentive plan , stock purchased under the ESPP (both plans, as described below), and other incentives that more closely align the Named Executive Officers’ long-term incentive compensation with the interests of our shareholders.

To create additional incentives for the executive officers to continue to grow value for the Company, the Company has established the Frank’s International N.V. Long-Term Incentive Plan (the “LTIP”) and an employee stock purchase plan intended to satisfy the requirements of section 423 of the Internal Revenue Code of 1986, as amended (the “Code,” and such plan, the “ESPP”). Both the ESPP and the LTIP were adopted by the Company’s board and approved by stockholders prior to the completion of the initial public offering, although the ESPP did not become operational until January 1, 2015. The Company believes that adding an equity component to the Company’s compensation program is vital to align the executive officers’ interests with equity holders’ interests through shared ownership.

Long-Term Incentive Plan (LTIP)

We believe a formal long-term equity-based incentive program is important and consistent with the compensation programs of the companies in our peer group. We maintain the LTIP, which is an omnibus long-term incentive plan that provides for the grant to our Named Executive Officers and other eligible employees of a variety of awards, such as stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, bonus stock, cash awards, substitute awards, and other stock-based awards, any of which may be designed as performance awards or made subject to other conditions. We believe that long-term equity-based incentive compensation is an important component of our overall compensation program because it:

•	balances short and long-term objectives;

•	aligns our executives’ interests with the long-term interests of our stockholders;

•	rewards long-term performance relative to industry peers;

•	makes our compensation program competitive from a total remuneration standpoint;

•	encourages executive retention; and

•	gives executives the opportunity to share in our long-term value creation.

Our Compensation Committee has the authority under the LTIP to award incentive equity compensation to our executive officers in such amounts and on such terms as the committee determines appropriate in its sole discretion. To date, our long-term equity-based incentive compensation has consisted of grants of restricted stock unit (“RSU”) awards; however, our Compensation Committee may determine in the future that different and/or additional award types are appropriate. An RSU is a notional share of the Company’s common stock that entitles the grantee to receive a share of common stock upon the vesting of the RSU or, in the discretion of the plan administrator, the cash equivalent to the value of a share of the Company’s common stock. We believe RSUs effectively align our executive officers with the interests of our stockholders on a long-term basis and have retentive attributes. Each of Messrs. Mosing, Walker, Latiolais, Webre, and Baird were granted RSUs in connection with our initial public offering, which are still outstanding and will vest in 2017 (except for those RSUs awarded to Mr. Webre and Mr. Baird, for whom vesting was accelerated in connection with their separation from the Company in 2015, as described in the section below entitled “—Potential Payments Upon Termination or a Change in Control”), and Mr. Bird was granted RSUs when he was hired in December 2014. Consistent with guidelines approved by the Supervisory Board in 2014, each of the Named Executive Officers who were also executive officers throughout 2014 were granted in February 2015, based on the Company’s achievement of its EBITDA performance target for the 2014 fiscal year, RSUs with a 3-year vesting term, with the amount of each such annual grant determined by reference to (a) the Company’s EBITDA performance for the 2014 fiscal year for Mr. Mosing, and (b) a specified percentage of the annual base salary for 2014 for each of the remaining Named Executive Officers who were serving as executive officers throughout 2014.

In 2015, a new long-term incentive program was developed and implemented for awards beginning in 2016. The 2016 awards were granted 50% in time-based RSUs and 50% in performance-based RSUs. The performance-based RSUs will be earned based on the Company’s total shareholder return over a 3-year period relative to the peer group. The time-based RSUs will vest ratably over three years.

It is expected that the Compensation Committee will continue to evaluate a grant policy for equity awards to determine the number of awards to be granted to Named Executive Officers in the future, when the awards will be granted, the schedule on which the awards will become vested, any performance conditions upon which the grants or vesting will be based, and other terms and conditions relating to awards.

Employee Stock Purchase Plan

As described above, prior to the completion of the Company’s initial public offering, the board of directors adopted, and shareholders approved, an ESPP, in order to enable eligible employees (including the Named Executive Officers) to purchase shares of the Company’s Common Stock at a discount following the effective date of the ESPP, which was January 1, 2015. This plan encourages stock ownership and aligns the interests of the executives with our shareholders. Purchases under the ESPP are accomplished through participation in discrete offering periods. This ESPP is intended to qualify as an employee stock purchase under section 423 of the Code. A maximum of 3,000,000 shares of the Company’s Common Stock has been reserved for issuance under the ESPP, subject to appropriate adjustments to reflect changes in the Common Stock caused by certain events like stock splits or a change in control. The number of shares of stock that may be granted to any single participant in any single option period will be subject to certain limitations set forth in the plan.

Severance Benefits

In 2015, the Company maintained an employment agreement with only one of our Named Executive Officers – Mr. Mosing – who entered into a separation agreement pursuant to which his employment was terminated, effective December 31, 2015.

Mr. Mosing’s Employment Agreement for 2015 contains certain severance protections that are described in more detail below in “—Potential Payments Upon Termination or a Change in Control.” Generally, Mr. Mosing was entitled to receive, upon a qualifying termination of employment, cash payments of up to two times the sum of his base salary and average annual incentive amounts paid for the prior three years, plus continued medical care coverage for a specific post-termination period.

In 2015, the Supervisory Board, upon recommendation of the Compensation Committee and in consultation with Meridian, approved and adopted an Executive Change-in-Control Severance Plan. Under this plan, the Named Executive Officers, other than Mr. Mosing, Mr. Webre, and Mr. Baird, are entitled to receive a cash severance equal to two times the sum of the executive’s annual base salary and target incentive opportunity for the year of termination upon a qualifying termination, which is defined as an involuntary termination with the 24 month period following a change in control.

In addition, the Named Executive Officers are entitled to accelerated vesting under the terms of certain outstanding RSU awards upon qualifying terminations of employment (subject to certain restrictive covenant obligations) and accelerated vesting of Company contributions under the Company’s EDC Plan.

Perquisites and Other Compensation Elements

The Company offers participation in broad-based retirement, health, and welfare plans to all employees. The Company currently maintains a plan intended to provide benefits under section 401(k) of the Code where employees are allowed to contribute portions of their base compensation into a retirement account (the “401(k) Plan”). In 2015, the Company provided a matching contribution at the rate of 75% of the first $4,000 deferred by an employee (i.e., up to $3,000 in matching contributions). The 401(k) Plan is designed to encourage all employees, including the participating Named Executive Officers, to save for the future.

The Company has historically provided limited perquisites for its Named Executive Officers. However, in 2015, the Compensation Committee evaluated its historic perquisite practice as part of its compensation evaluation process with Meridian and made a change to this program to eliminate the provision of automobile allowances and club dues for its Named Executive Officers in light of the market-based base salary, equity-based long-term incentive, and other elements of compensation that the Named Executive Officers now receive. However, the Company provided supplemental life insurance for Mr. Mosing in 2015, as required by employment agreement, as well as for Mr. Walker due to the level of global travel required for his role. In addition, in order to satisfy certain employment tax requirements applicable upon the deemed vesting of outstanding restricted stock units held by certain Named Executive Officers who became retirement-eligible during 2015 and similar vesting of Company contribution accounts under the EDC Plan, the Company elected to pay these FICA taxes relating to these vesting events on behalf of the Named Executive Officers and to gross them up for these taxes. The Company determined that it was appropriate to provide these FICA tax payments and related gross-ups due to the timing of this requirement and the fact that, in some cases, the executives were not yet contractually vested in the amounts that were deemed vested at that time pursuant to certain tax regulations; however, the Company has not made any determinations about the continued application of any such FICA tax payments and gross-ups for future vesting events that may occur for Named Executive Officers under other RSU awards or for other vesting tranches under EDC Plan company contribution accounts.

Accounting and Tax Considerations

Section 162(m) of the Code limits the deductibility of certain compensation expenses in excess of $1,000,000 to certain of executive officers in any fiscal year. Compensation that is “performance based” is excluded from this limitation. For compensation to be “performance based,” it must meet certain criteria, including being payable only upon the attainment of predetermined, objective performance goals based upon performance criteria approved by the Company’s stockholders and having such goals be established and the attainment of which certified by a committee of the Supervisory Board that consists only of “outside directors.”

While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Company’s overall compensation philosophy and objectives. The Company believes that maintaining the discretion to evaluate the performance of executive officers is an important part of the Company’s responsibilities and benefits public stockholders, and therefore, the Company may award compensation to the Named Executive Officers that is not fully deductible if it is determined that such compensation is consistent with the Company’s compensation philosophy and benefits stockholders. Regardless, section 162(m) of the Code provides that certain compensation of corporations which are privately held and which become publicly held in an initial public offering will not be subject to the deduction limitations of section 162(m) for a transition period following such initial public offering. It is anticipated that the Company’s annual incentive program and certain awards of equity compensation may satisfy the requirements of this exception during the transition period.

Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments, and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is the Company’s intention to design and administer its compensation and benefits plans and arrangements for all employees and other service providers, including the executive officers, so that they are either exempt from, or satisfy the requirements of, section 409A of the Code.

Any equity awards that may be granted to our employees, including executive officers, pursuant to the long-term incentive plan the Company has adopted in connection with the initial public offering will be reflected in the Company’s consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with FASB Accounting Standards Codification, Topic 718, “Compensation—Stock Compensation.”

Risk Assessment

The Company’s Supervisory Board has reviewed the Company’s compensation policies as generally applicable to employees and believes that these policies do not encourage excessive and unnecessary risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. In addition, the following specific factors, in particular, reduce the likelihood of excessive risk-taking:

•	the Company’s overall compensation levels are competitive with the market; and

•	the Company’s compensation mix is balanced among (i) fixed components, like salary and benefits,(ii) annual incentives that reward the Company’s overall financial and business performance, business unit financial performance, operational measures, and individual performance, and (iii) long-term incentives that align executives’ interests with those of our shareholders, encouraging them to preserve long-term shareholder value and avoid excessive risks.

In summary, although a portion of the compensation provided to the Named Executive Officers may be based on the Company’s performance and on the individual successes of the employee, the Company believes its compensation programs do not encourage excessive and unnecessary risk-taking by executive officers (or other employees) because these programs are designed to encourage employees to remain focused on both short- and long-term operational and financial goals of the Company; our use of long-term equity-based compensation serves our compensation program’s goal of aligning the interests of executives and stockholders, thereby reducing the incentives for unnecessary risk-taking. Facets of compensation that incentivize these executives but mitigate risk-taking have been and will continue to be one of the many factors considered by the Compensation Committee and the Supervisory Board (as applicable) during its review of the Company’s compensation programs and during the design of new programs that have become, or may yet become, effective in connection with the Company’s continued growth and development as a publicly traded company. In the future, the Compensation Committee or the Supervisory Board will seek to ensure that any changes made to the compensation programs do not encourage excessive and unnecessary risk-taking and that any level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company.

Stock Ownership Guidelines

In 2015, the Supervisory Board, upon recommendation of the Compensation Committee established stock ownership guidelines for our executive officers. These guidelines reinforce the importance of aligning the interests of our executive officers with the interests of our stockholders. The guidelines are expressed in terms of the value of our executive officers’ equity holdings as a multiple of each currently employed executive officer’s base salary, as follows:

Officer Level	Ownership Guideline
Executive Chairman President/Chief Executive Officer	5x annualized base salary 5x annualized base salary
Direct Reports to CEO	3x annualized base salary
All other executive officers	2x annualized base salary

These stock ownership levels must be achieved by each executive officer within 5 years of the later of the date that the stock ownership guidelines became effective in 2015 or the date that the individual was first appointed as an executive officer (with such 5-year period resetting upon an officer’s promotion to a higher ownership guideline multiple). Equity interests that count toward the satisfaction of the ownership guidelines include stock owned outright by the employee or jointly owned, stock owned indirectly by the employee (e.g., by a spouse or in a trust for the benefit of the executive or his family), stock held under the officer’s account under any company-sponsored retirement plan or under the Company’s employee stock purchase plan, unvested RSUs or restricted stock held by the officer, any non-restricted shares granted to the officer pursuant to the LTIP, and any stock purchased by the officer in the open market. Pursuant to our Stock Ownership Guidelines, ownership is calculated based on an individual’s annual base salary and the average closing price of a share of the Company’s common stock over the previous calendar year.

Additionally, we have stock ownership guidelines for our non-employee directors, requiring a minimum holding of 5x the annualized cash retainer. For information regarding these guidelines, please see “Director Compensation” below.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth the annual compensation earned by or granted to the Named Executive Officers during the 2015, 2014, and 2013 fiscal years. With the exception of Mr. Mosing, none of our Named Executive Officers had employment agreements with us in 2015. For an explanation of the compensation mix and the relative amounts of each compensation element, please see the “Components of the Company’s Executive Compensation Program” section of our Compensation Discussion and Analysis above.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Gary P. Luquette
President, Chief Executive Office and Supervisory Director	2015	710,543	750,000	—	772,500	—	29,716	2,262,759

D. Keith Mosing (7)
Executive Chairman, Chairman of the Supervisory Board and Former Chief Executive Officer	2015	921,923	—	3,931,970	1,956,000	—	16,995,646	23,805,539
	2014	766,686	—	—	4,400,000	62,099	21,293	5,250,078
	2013	750,023	—	23,897,735	8,769,000	749,982	24,025	34,190,765

Jeffrey J. Bird
Executive Vice President and Chief Financial Officer	2015	400,000	227,500	—	360,500	—	3,000	991,000
	2014	33,333	187,500	374,991	—	—	—	595,824

W. John Walker
Executive Vice President, Operations	2015	557,692	—	893,628	465,000	—	16,560	1,932,880
	2014	483,352	—	—	500,000	44,967	101,367	1,129,686
	2013	347,471	350,000	2,389,765	—	266,299	94,705	3,448,240

John W. Sinders
Executive Vice President, Administration	2015	538,462	—	893,628	515,000	—	31,576	1,978,666
	2014	500,000	—	—	500,000	—	13,343	1,013,343

Burney J. Latiolais, Jr.
Senior Vice President, Business Development and Corporate Sales	2015	363,000	—	243,288	252,376	—	16,379	875,043
	2014	363,000	—	—	272,250	9,948	90,546	735,744

C. Michael Webre
Vice President, Engineering	2015	348,405	—	252,968	—	—	307,804	909,177
	2014	377,439	—	—	198,156	4,952	57,536	638,083
	2013	378,047	150,000	2,389,765	—	69,622	66,000	3,053,434

Brian D. Baird
Vice President, Chief Legal Officer and Secretary	2015	162,340	—	189,860	—	—	868,795	1,220,995
	2014	283,278	—	—	208,464	24,589	61,206	577,537
	2013	277,987	50,000	2,389,765	—	171,923	66,000	2,955,675

(1)	The amounts reflected in this column include total annual salary earned for the fiscal year, regardless of whether any of these amounts were deferred under our deferred compensation arrangements or otherwise paid in another year. The salary amounts for Messrs. Luquette, Baird, and Webre represent a pro-rated portion of their annual rate of base pay to correspond to their period of employment with the Company in 2015.

In addition to regular annual salary, each of Messrs. Mosing, Baird, Sinders and Webre received cash payments equal to any accrued but unused vacation and sick time in connection with their terminations: Mr. Mosing’s payment was $71,923, Mr. Baird’s payment was $21,791, Mr. Sinders’s payment was $38,462, and Mr. Webre’s payment was $26,130; these amounts are included with each executive’s salary in this column. It was also determined that Mr. Walker’s total outstanding accrued vacation hours exceeded the appropriate levels under the Company’s policies, and he accordingly received a payment of $57,692 as part of a vacation buyback program, lowering his accrued vacation. This $57,692 payment to Mr. Walker is included in his salary amount in this column.

Mr. Luquette was paid $3,812 in regular director fees in connection with his position as a non-employee director before becoming the Chief Executive Officer of the Company in January 2015. This amount is included, along with his base salary, in this column. Although Mr. Luquette still serves on the Board, he is no longer compensated for his director position after becoming our Chief Executive Officer.

(2)	The amounts reflected in this column for Messrs. Luquette and Bird include the sign-on bonuses paid to each of those executives. The payment to Mr. Luquette was made in January 2015 in connection with his appointment as our Chief Executive Officer. The sign-on bonus payments to Mr. Bird were made in December 2014 and April 2015 in connection with his appointment as our Chief Financial Officer. For 2015, the amount in this column for Mr. Bird also includes the additional portion of his annual incentive compensation payment due to application of an individual performance modifier. In its discretion, the Compensation Committee determined that an individual performance modifier of 10% should be applied to Mr. Bird’s annual incentive award. Therefore, Mr. Bird’s total annual incentive award for 2015 includes the amount earned pursuant to the company’s performance measures as reflected in the Non-Equity Incentive Plan Compensation column and the $40,000 payment included in this column pursuant to the application of the individual performance modifier, for a total annual incentive payment of $400,500.
(3)	The amounts reflected in this column for 2015 reflect equity grants of RSUs granted in February 2015 based on 2014 EBITDA performance. These awards were granted following the Compensation Committee’s certification of the Company’s 2014 performance, and such awards are in the form of RSUs subject to time-based vesting, the details of which are reflected in the “Components of the Company’s Executive Compensation Program” section of our Compensation Discussion and Analysis above. All amounts reflected in this column represent the aggregate grant date fair value of the RSU awards granted to the Named Executive Officers calculated pursuant to FASB ASC Topic 718, disregarding any potential forfeitures. Please see Note 15 to our Consolidated Financial Statements for the 2015 fiscal year within our Form 10-K, filed with the SEC on March 6, 2016, for more details on the valuation assumptions for these equity awards. The amount reflected in this column for Mr. Bird is the aggregate grant date fair value of the RSUs granted to Mr. Bird in December 2014 in connection with his appointment as our Chief Financial Officer (note that this amount has been revised to correct a previous typographical error, which resulted in previous overstatement of the grant date fair value of his 2014 RSU award). None of our other Named Executive Officers received any grants of equity awards for the 2014 fiscal year.
(4)	The amounts reported in this column reflect the actual cash payments made to the Named Executive Officers pursuant to our annual cash-based, short-term incentive program based on Company performance for the relevant fiscal year.
(5)	All amounts in this column relate to above-market or preferential earnings on compensation deferred under our EDC Plan. For 2015, there were no above-market or preferential earnings on compensation deferred under the EDC Plan for any of our Named Executive Officers, as all of the Named Executive Officers’ accounts in 2015 were in a loss position for the year. The amounts reflected in this column for the 2014 fiscal year reflect the portion of the earnings that accrued under the EDC Plan in 2014 that were determined to be above-market or preferential under the SEC’s rules, using 120% of the applicable federal long-term rate as the reference rate. All earnings attributable to Mr. Mosing’s account under the EDC Plan for the fiscal year 2014 relate solely to the elective deferrals that Mr. Mosing contributed into his plan account, as the Company has never made any contributions into his account under the EDC Plan. See the section entitled, “Non-Qualified Deferred Compensation Table,” below for more information about non-qualified deferred contribution earnings for our Named Executive Officers.
(6)	The amounts reflected in this column for the last completed fiscal year include the specific items reflected in the All Other Compensation table below.
(7)	Note that the total for Mr. Mosing for fiscal year 2013 has been updated to reflect the correction made in the Proxy Statement for the year ended December 31, 2014 with respect to his Non-Equity Incentive Plan Compensation.

All Other Compensation:

Name	Employer Matching Contributions Under 401(k) Plan ($)	Life Insurance Premiums ($)	Automobile Expenses ($)	Tax Payments and Gross Up Amounts ($)(1)	Relocation Payments ($)(2)	Severance ($)(3)	Total ($)
Gary P. Luquette	3,000	—	—	—	26,716	—	29,716
D. Keith Mosing	3,000	20,515	—	6,150	—	16,965,981	16,995,646
Jeffrey J. Bird	3,000	—	—	—	—	—	3,000
W. John Walker	—	1,705	12,000	2,854	—	—	16,560
John W. Sinders	—	—	12,244	—	—	19,332	31,576
Burney J. Latiolais, Jr.	3,000	—	12,000	1,379	—	—	16,379
C. Michael Webre	3,000	—	10,253	30,747	—	263,804	307,804
Brian D. Baird	3,000	—	6,000	18,265	—	841,530	868,795

(1)	This column reflects certain taxes and gross ups paid on behalf of certain of our Named Executive Officers in connection with their vesting in the Company’s contributions to their EDC Plan, accelerated vesting of their RSUs, and certain other tax payments. For additional details, please see the discussion in the CD&A regarding “Components of the Company’s Executive Compensation Plan – Perquisites and Other Compensation Elements” above.
(2)	The amount in this column reflects relocation expenses for Mr. Luquette in connection with his appointment as our Chief Executive Officer.
(3)

This column reflects severance payments made to departing Named Executive Officers. In accordance with their separation agreements, Messrs. Mosing, and Baird will receive their severance payments of $16,512,667 and $822,198, respectively, in lump-sum cash payments. The amount shown for Mr. Mosing also includes the maximum estimated value of $433,982 for other reimbursements, including office space, administrative staff, legal fees, and certain travel reimbursements. Mr. Webre’s separation agreement included 36 weeks of current base salary at $377,439, plus a single lump sum payment in the amount of $2,500 to offset any future medical costs he might incur. Messrs. Mosing, Sinders, and Baird are each scheduled to receive reimbursement of COBRA premiums in the amount of $19,332 over the 18-month continuation period following termination of employment. Mr. Sinders did not receive a severance payment; the amount included in this column for Mr. Sinders represents only the reimbursement for COBRA premiums. For more information regarding the payments received by the Named Executive Officers upon termination, please see the “Potential Payments upon Termination or a Change in Control” discussion below.

Grants of Plan-Based Awards for 2015

	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock Awards
Name		Threshold (#)	Target (#)	Maximum (#)	(#)	($)(3)
Gary P. Luquette	—	375,000	750,000	1,500,000	—	—
D. Keith Mosing	2/23/15	1,500,000	3,750,000	6,750,000	264,423	3,931,970
Jeffrey J. Bird	—	175,000	350,000	700,000	—	—
John W. Sinders	2/23/15	250,000	500,000	1,000,000	60,096	893,628
W. John Walker	2/23/15	250,000	500,000	1,000,000	60,096	893,628
Burney J. Latiolais, Jr	2/23/15	136,125	272,250	544,500	16,361	243,288
C. Michael Webre	2/23/15	141,540	283,079	566,159	17,012	252,968
Brian D. Baird.	2/23/15	106,229	212,459	424,917	12,768	189,860

(1)	The dates included in this column reflect the dates that the equity awards disclosed in the table were granted.
(2)	See Note 4 in the Summary Compensation Table above for information on amounts granted under our annual incentive program to the Named Executive Officers in 2015. The amounts reported for our other Named Executive Officers reflect the potential annual incentive amounts that each Named Executive Officer could receive with respect to fiscal year 2015, subject to the Compensation Committee’s certification of performance, and in the case of all Named Executive Officers other than Mr. Mosing, the Compensation Committee’s discretion to reduce the amounts otherwise payable at each level.
(3)	See Note 3 in the Summary Compensation Table above for information on the value of the RSUs granted in 2015 (the “2015 RSUs”).

Narrative Description to the Summary Compensation Table and the Grants of Plan-Based Awards Table for the 2015 Fiscal Year

Employment Agreements. As noted above, only Mr. Mosing was party to an employment agreement with the Company during the 2015 fiscal year. Under his Employment Agreement, during 2015, Mr. Mosing was entitled to a minimum base salary that could be increased but not decreased during the term of the Employment Agreement, except in connection with similar reductions applicable to our other executive officers (but not to exceed 10 percent of Mr. Mosing’s then base salary). Mr. Mosing was otherwise eligible to earn an annual incentive payment and receive other long-term incentive compensation pursuant to the plans and programs of the Company. As described in more detail below in “—Potential Payments Upon Termination or a Change in Control,” in certain circumstances Mr. Mosing was entitled to receive certain severance benefits upon a termination of his employment with the Company. Because he had a qualifying termination in 2015, he became entitled to such severance payments.

Grants of Plan Based Awards. The RSUs granted to Messrs. Mosing, Sinders, Walker, Latiolais, Webre, and Baird in 2015 under our LTIP were scheduled to vest ratably in three equal annual installments beginning on February 23, 2016. Upon certain terminations of employment or our change in control, vesting under these RSUs may be accelerated or allowed to continue vesting pursuant to the original vesting schedule (subject to certain non-restrictive covenants), as described in more detail below in “—Potential Payments Upon Termination or a Change in Control.”

Outstanding Equity Awards at 2015 Fiscal Year End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Gary P. Luquette	—		—
D. Keith Mosing	264,423	(3)	$4,413,220
Jeffrey J. Bird	10,428	(4)	$174,043
John W. Sinders	60,096	(5)	$1,003,002
W. John Walker	128,278	(6)	$2,140,960
Burney J. Latiolais, Jr	84,543	(6)	$1,411,023
C. Michael Webre	17,012	(3)	$283,930
Brian D. Baird	12,768	(3)	$213,098

(1)	This column reflects the number of shares of unvested restricted stock units (RSUs) held by each Named Executive Officer on December 31, 2015.
(2)	This column reflects the aggregate market value of all shares of unvested restricted stock units held by each Named Executive Officer on December 31, 2015 and is calculated by multiplying the number of RSUs outstanding on December 31, 2015 by the closing price of our common stock on the same date, which was $16.69.
(3)	The RSUs held by Messrs. Mosing, Webre, and Baird that remained outstanding as of December 31, 2015 were granted on February 23, 2015 and will vest 1/3 per year on the anniversary of the date of grant, subject to each of these separated former officers’ continued satisfaction of certain restrictive covenants that were included in their RSU award agreements.
(4)	The RSUs held by Mr. Bird that remained outstanding as of December 31, 2015 were granted in connection with his appointment as our Chief Financial Officer on December 1, 2014. This amount, which represents 50% of his original award, will vest in full on December 1, 2016.
(5)	The RSUs held by Mr. Sinders were granted on February 23, 2015 and are scheduled to vest 1/3 per year on the anniversary of the date of grant.
(6)	The RSUs held by Messrs. Walker and Latiolais, Jr. that were granted in 2013 were scheduled to vest 20% per year on the anniversary of August 14, 2013 for the first three years, with the remaining 40% vesting on March 31, 2017. The RSUs held by these Named Executive Officers that were granted in 2015 will vest as described in Note 5 above.

Option Exercises and Stock Vested in Fiscal Year 2015

The following table provides information concerning equity awards that vested or were exercised by our Named Executive Officers during the 2015 fiscal year.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)(2)
Gary P. Luquette	—		$—
D. Keith Mosing	909,092	(3)	$18,697,733
Jeffrey J. Bird (4)	10,428		$177,797
John W. Sinders	—		$—
W. John Walker (5)	22,727		$352,496
Burney J. Latiolais, Jr. (5)	22,727		$352,496
C. Michael Webre	90,909	(3)	$1,516,346
Brian D. Baird	90,909	(3)	$1,693,635

(1)	The equity awards that vested during the 2015 fiscal year consist of RSUs granted under the LTIP. In 2014, the following number of shares vested for each of the Named Executive Officers in 2014: Mr. Mosing (227,273 shares); Mark Margavio (90, 909 shares, 22,727 of which vested on August 14, 2014, with the remaining shares vesting on December 31, 2014 in connection with Mr. Margavio’s termination of employment); Mr. Walker (22,727 shares); Mr. Webre (22,727 shares); and Mr. Latiolais, Jr. (22,727 shares).

(2)	The amounts reflected in this column represent the aggregate market value realized by each Named Executive Officer upon vesting of the RSUs held by such Named Executive Officer, computed based on the closing price of our common stock on the applicable vesting date (or the immediately preceding trading date if there was no trading on the vesting date). In 2014, the market value realized upon vesting for each of the Named Executive Officers in 2014 was as follows, computed based on the closing price per share of our common stock on the applicable vesting date: Mr. Mosing ($4,540,915, based on the closing price of $19.98 per share on August 14, 2014); Mark Margavio ($1,133,867; $454,085 of which is attributable to the tranche that vested on August 14, 2014, with the remaining market value realized upon vesting attributable to the tranche that vested on December 31, 2014, at which time the closing price per share was $16.63); Mr. Walker ($454,085 on August 14, 2014); Mr. Webre ($454,085 on August 14, 2014); and Mr. Latiolais, Jr. ($454,085 on August 14, 2014).
(3)	The 2013 RSUs held by the Named Executive Officers who terminated employment in 2015 were subject to accelerated vesting as of the date of termination. This accelerated vesting upon termination applied to the 2013 RSUs held by each of the following Named Executive Officers as follows: Mr. Mosing – 681,819 shares vested on December 31, 2015 (closing price of $16.69 per share); Mr. Webre – 68,182 shares vested on November 6, 2015 (closing price of $17.07 per share); and Mr. Baird – 90,909 shares vested on June 30, 2015 (closing price of $18.84 per share). The difference between the number of vested shares described in the foregoing sentence and the number of vested shares appearing in this column for each of Mr. Mosing and Mr. Webre is attributable to the tranche of the 2013 RSUs held by the Named Executive Officer that vested on August 14, 2015 (closing price of $15.51 per share), which was the second anniversary of the date of grant. Note that while the value of accelerated vesting upon termination of employment for each of Messrs. Mosing and Webre is reflected in the table above, neither of these individuals received the shares whose vesting was accelerated upon termination but rather received such shares (or will receive such shares) at the end of the six-month delay required under Section 409A of the Internal Revenue Code.
(4)	The RSUs vesting in 2015 for Mr. Bird represents 50% of the RSU award that was granted to him in connection with his appointment as our Chief Financial Officer effective December 1, 2014. This RSU award vests ratably in two equal annual tranches on the first two anniversaries of the date of grant. The closing price per share of our common stock on December 1, 2015 was $17.05 per share.
(5)	The amounts reported for Messrs. Walker and Latiolais, Jr. represent the second 20% tranche of their 2013 RSUs, which vested on August 14, 2015 as described in Note 6 to the Outstanding Equity Awards at 2015 Fiscal Year End table above.

Pension Benefits

The Company maintains the 401(k) Plan for its employees, including the Named Executive Officers, as well as the EDC Plan, but at this time, the Company does not sponsor or maintain a pension plan for any of its employees.

Non-Qualified Deferred Compensation Table

Name (1)	Plan Name	Executive Contributions in Last FY ($)(2)	Registrant Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)(4)	Aggregate Withdrawals Distributions ($)(5)	Aggregate Balance at Last FYE ($)(6)
D. Keith Mosing	EDC Plan	441,000	—	(50,783)	—	10,495,063
	Deferred RSUs(6)	—	—	40,909	—	11,379,549

	Total Plans	441,000	—	(9,874)	—	21,874,612

W. John Walker	EDC Plan	400,000	—	(21,554)	39,155	3,194,112

Burney J. Latiolais Jr.	EDC Plan	136,125	—	(4,621)	—	935,488

C. Michael Webre	EDC Plan	192,638	—	(26)	—	1,002,496
	Deferred RSUs(6)	—	—	4,090	—	1,137,951

	Total Plans	192,638	—	4,064	—	2,140,447

Brian D. Baird	EDC Plan	31,983	—	(3,716)	504,344	514,311

(1)	As of the end of 2015, no contributions to the EDC Plan had been made by Messrs. Luquette, Bird, or Sinders (or by the Company on their behalf), and none of Messrs. Luquette, Bird, or Sinders held any vested but deferred restricted stock units. Consequently, these Named Executive Officers are not included in this table.

(2)	The amounts reflected in this column were deferred under the EDC Plan and are included in the Summary Compensation Table as part of the executive officer’s base salary and/or annual incentive payment for the 2015 year. Under the EDC Plan, Participants may elect to defer up to 75% of their base salary and up to 100% of annual incentive payments, commissions, or any such other cash or equity-based compensation as may be approved for deferral by the plan’s administrative committee.
(3)	Company contributions to the EDC Plan are credited to participant accounts from year to year at the sole discretion of the employer and vest in full (along with related earnings on these contributions) after 5 years of credited service. The Company did not provide any contributions to any Named Executive Officer’s account in the last fiscal year, nor has the Company ever contributed any funds to Mr. Mosing’s account under this plan.
(4)	This column represents the aggregate earnings (or losses) for 2015 for each Named Executive Officer’s account under the EDC Plan and for RSUs granted by the Company in 2013 that have been deemed to be vested and deferred in 2015. The earnings amount for deferred RSUs represents an estimate of annual earnings with respect to vested but unpaid RSUs and is based on the difference in closing market price per share of the Company’s common stock of $16.63 as of December 31, 2014 and $16.69 as of December 31, 2015, multiplied by the number of vested but deferred RSUs as of December 31, 2015, as described in more detail in Note 7 to this table below. The earnings under the EDC Plan include earnings on the executive’s elective deferrals (which earnings are 100% vested), as well as on the Company’s discretionary contributions (which earnings are subject to a five-year vesting schedule). The table below sets forth a more detailed accounting of the earnings (losses) under the EDC Plan for 2015 that are attributable to the executive’s elective deferrals as compared to those attributable to the Company’s discretionary contributions:

Name	Earnings in Last FY Attributable Solely to the Executive’s Elective Deferrals ($)	Earnings in Last FY Attributable Solely to the Company’s Discretionary Contributions ($)
D. Keith Mosing	(50,783)	0
W. John Walker	(17,556)	(3,998)
Burney J. Latiolais Jr.	(681)	(3,940)
C. Michael Webre	(8)	(18)
Brian D. Baird.	(2,009)	(1,707)

(5)	This column reflects the aggregate withdrawals or distributions from the EDC Plan for each Named Executive Officer in 2015.
(6)	This column reflects the dollar amount of the total balance under each Named Executive Officer’s account under the EDC Plan as of the end of 2015. Some of these EDC Plan amounts are attributable to Company contributions and therefore remain subject to the vesting requirements described in Note 3 to this table above. The EDC Plan amounts in this column that were previously reported in the Summary Compensation Table for each executive are as follows: Mr. Mosing, $441,000 for 2015, $466,899 for 2014, $1,165,982 for 2013, and $761,280 for 2012; Mr. Walker, $400,000 for 2015, $399,967 for 2014, $737,299 for 2013, and $551,881 for 2012; Mr. Latiolais, $136,125 for 2015 and $84,948 for 2014; Mr. Webre, $192,638 for 2015, $44,952 for 2014, $232,122 for 2013, and $112,367 for 2012; and Mr. Baird: $31,983 for 2015, $41,829 for 2014, and $244,164 for 2013.

This column also reflects the total value of vested but deferred RSUs held by the Named Executive Officers in 2015. It includes 681,818 RSUs for Mr. Mosing and 68,181 RSUs for Mr. Webre. The value is based on the closing market price of the Company’s common stock of $16.69 per share on December 31, 2015. These RSUs that vested in 2015 are included in the 2015 Option Exercise and Stock Vested Table above (which also includes other RSUs that vested in 2015 pursuant to the ordinary time-based vesting schedule, but were not deferred). These RSUs were also previously included in the Summary Compensation Table for 2013 with the following total grant date fair values: $23,897,735 for Mr. Mosing’s 2013 RSU grant, and $2,389,765 for Mr. Webre’s 2013 RSU grant.

(7)	Deferred RSUs represent restricted stock unit awards that were treated as vested for certain tax purposes on August 14, 2015 as a result of the retirement provisions applicable to the RSUs; however these RSUs do not become payable until the grantees actually terminate employment following their attainment of retirement eligibility, subject to a six-month payment delay following these Named Executive Officers’ respective separation from service date, pursuant to Section 409A of the Code.

Executive Deferred Compensation (EDC) Plan

The EDC Plan became effective January 1, 2009. The EDC Plan allows participants to elect to defer up to 75% of their base salary and up to 100% of annual incentive payments, commissions, or any such other cash or equity-based compensation as may be approved for deferral by the plan’s administrative committee into the plan until a specified future date or a termination of employment. Amounts that a participant defers into the EDC Plan will be 100% vested at all times. We (or an affiliate) may also provide contributions to the EDC Plan on a participant’s behalf, which will be accompanied by a vesting restriction that will last for a period of five years. However, vesting will be accelerated in the event of a participant’s death, his disability, our change in control, or an involuntary termination from service without cause (each term as defined below in the section entitled, “—Potential Payments Upon Termination or a Change in Control”). If the participant’s employment is terminated for cause, or we determine that a participant has violated an agreement with us that contained non-competition or non-solicitation restrictions, the participant shall forfeit all unpaid contributions (as well as earnings thereon) that we contributed to the EDC Plan on his behalf.

If a participant chooses to receive his account balance on a specified future date, the participant may choose to receive a lump sum payment on that date or a series of two to five installment payments that begin on that date. If a participant elects to receive his account balance upon a termination from service, all amounts other than company contributions will be paid in a single lump sum, while amounts credited to his account by us will be paid in five annual installments; however, in the event that the separation from service occurs within twenty-four months of a change in control, the amount will be paid in a single lump sum. A participant may also choose to receive his account upon his retirement, where he can choose from a single lump sum or from a series of two to ten installment payments. Payments from the EDC Plan upon a participant’s death or disability will be paid in a single lump sum payment. The EDC Plan will allow for earlier payments, however, in the event that a participant incurs an unforeseen emergency that may not be covered by insurance or by a liquidation of the participant’s assets (to the extent such a liquidation would not cause a substantial hardship in itself), or if necessary to comply with a domestic relations order.

While the participant has an account in the EDC Plan, the participant may choose to deem his account invested in one or more of the investment options the EDC Plan’s administrator has chosen for the plan, which may include our common stock. The deemed investment options are selected by the plan’s administrative committee, which can add or remove deemed investment options from the plan’s menu from time to time. Participants can select and change their deemed investment allocations at any time.

In 2015, the Compensation Committee determined that it would not make any discretionary Company contributions under the EDC Plan for any of the Named Executive Officers, in order to focus its long-term incentives on other elements of compensation, such as awards granted under the company’s long-term incentive plan , stock purchased under the ESPP (both plans, as described below), and other incentives that more closely align the Named Executive Officers’ long-term incentive compensation with the interests of our shareholders.

Restricted Stock Units

Restricted stock units have been granted to certain Named Executive Officers pursuant to our long-term incentive plan. The restricted stock units granted to our Named Executive Officers in connection with our initial public offering in 2013 include a retirement vesting provision that becomes effective following the executive’s attainment of age 59 1⁄2, provided he remains continuously employed through the second anniversary of the date of grant. If an executive becomes retirement-eligible pursuant to this provision, then upon his termination of employment (for any reason other than a termination by the company for “cause”), the executive will become 100% vested in his outstanding RSU award and be entitled to settlement of the award, subject to any 6-month payment delay required under Section 409A of the Internal Revenue Code.

Potential Payments Upon Termination or a Change in Control

Executive Deferred Compensation (EDC) Plan

Each of the Named Executive Officers is entitled to accelerated vesting of the amount of any unvested Company discretionary contributions that have been credited to the executive officer’s account under the EDC Plan upon the occurrence of the earliest of the death of the executive while actively employed, the disability of the executive, a change in control, or an involuntary termination of employment other than for cause. For purposes of this accelerated vesting provision, the following definitions apply:

•	“Disability” means that the participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or last for a continuous period of not less than 12 months: (a) unable to engage in any substantial gainful activity, or (b) receiving income replacement benefits for a period of not less than three months under one of our accident or health plans.

•	“Change in control” for purposes of the EDC Plan means a change in the ownership of the employer, a change in the effective control of the employer, or a change in the ownership of a substantial portion of the assets of the employer, all as defined under section 409A of the Code.

•	“Cause” means the participant’s conviction of a felony or other crime; the participant’s commission of any act against the Company constituting willful misconduct, dishonesty, fraud, theft, or embezzlement; the participant’s failure to perform any material services, duties, or responsibilities required of him or her by the Company or to materially comply with the policies or procedures established by the Company (for any reason other than illness or physical or mental incapacity); the participant’s breach of any agreement entered into with the Company prior to or within one year following a termination of employment; the participant’s dependence on any addictive substance; the destruction of or material change to the Company’s property caused by willful or grossly negligent conduct; or the willful engaging by the participant in any other conduct that is demonstrably injurious to the Company.

Long Term Incentive Plan

2013 RSU Awards

The RSUs that were granted to the Named Executive Officers during 2013 will receive accelerated vesting upon a termination of employment due to death, disability, involuntary termination, or retirement; provided, however, that the executive will be required to satisfy certain non-competition and non-solicitation obligations following any accelerated vesting due to retirement. The awards will also accelerate in the event that the Company incurs a change in control. As defined in the RSU award agreements, each of the terms have the following meaning:

•	Unless otherwise defined in any applicable employment agreement between the executive and us, “Disability” means the executive’s inability to perform his duties or fulfil his obligations under the terms of his employment by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than three months as determined by the Company and certified in writing by a competent medical physician selected by the Company.

•	A “Change in Control” is generally defined in our LTIP as one of the following events: (i) the consummation of an agreement to acquire, or a tender offer for beneficial ownership of, 50% or more of either the then outstanding shares of common stock, or the combined voting securities that are entitled to vote in the election of directors; (ii) individuals who are on our board of directors on the effective date of our LTIP or any individuals whose election or appointment was approved by a majority of the board of directors as of that date (the “Incumbent Board”) cease to constitute a majority of the members of the board; (iii) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets, where following such transaction, (a) our outstanding common stock or voting securities are converted into or exchanged for securities which represent more than 50% of the then outstanding shares of securities of the entity resulting from the transaction, (b) no person beneficially owns 20% or more of the then outstanding securities of the entity resulting from the transaction, or (c) at least a majority of the members of the board of directors or similar governing body of the entity resulting from the transaction were members of the Incumbent Board at the time of the execution of the agreement leading to the transaction; or (iv) our stockholders approve our complete liquidation or dissolution.

•	An “Involuntary Termination” means a termination of employment without cause, or by the executive for good reason. The terms “Cause” and “Good Reason” shall have the same meaning as given in any applicable employment agreement. Otherwise, “Cause” shall generally mean that the executive (i) has engaged in gross negligence, gross incompetence, or misconduct in the performance of his duties; (ii) has failed without proper legal reason to perform his duties and responsibilities; (iii) has breached any material provision of the award agreement or any written agreement or corporate policy or code of conduct established by the Company; (iv) has engaged in conduct that is, or could reasonably expected to be, materially injurious to the Company; (v) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to the Company; or (vi) has been convicted of, pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction). “Good Reason” (if not defined in an applicable employment agreement) will generally be found if the executive’s base salary is materially decreased, there is a material diminution in his authority or responsibilities, or the Company requires an involuntary relocation of his place of employment by more than 75 miles.

•	“Retirement” is defined as a termination of employment (other than an involuntary termination or a termination for cause) that occurs after the executive has reached the age of 59 1⁄2 and provided at least two years of service to the Company following the grant date.

2014 RSU Award

Mr. Bird was granted RSUs during 2014. These RSUs will receive accelerated vesting upon a termination of employment due to death or disability. The awards will also accelerate in the event that the Company incurs a change in control. Upon Mr. Bird’s involuntary termination or retirement, the RSUs will continue to vest according to the vesting schedule as if Mr. Bird were continuing in the employment of the Company throughout the period during which he continuously satisfies certain non-competition and non-solicitation obligations. As defined in the RSU award agreement, each of the terms used therein has the meaning described above with respect to the 2013 RSU Awards, except as otherwise set forth below:

•	An “Involuntary Termination” means a termination of employment without cause.

•	Unless otherwise defined in any applicable employment agreement between the executive and us, “Disability” means the executive’s inability to perform his duties or fulfil his obligations under the terms of his employment by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than three months as determined by the Company and certified in writing by a competent medical physician selected by the Company.

2015 RSU Awards

The RSUs that were granted to the Named Executive Officers during 2015 will receive accelerated vesting upon a termination of employment due to death or disability. The awards will also accelerate in the event that the Company incurs a change in control. Upon involuntary termination or retirement, the RSUs will continue to vest according to the vesting schedule as if the executive were continuing in the employment of the Company throughout the period during which the executive continuously satisfies certain non-competition and non-solicitation obligations. As defined in the RSU award agreement, each of the terms used therein has the same meaning described above with respect to the 2014 RSU award.

Executive Change-In-Control Severance Plan

In 2015, the Supervisory Board, upon the recommendation of the Compensation Committee (and based on consultation with Meridian), approved and adopted the Frank’s International N.V. Executive Change-in-Control Severance Plan (The “CIC Severance Plan”). Each of the Named Executive Officers other than Mr. Mosing, Mr. Sinders, Mr. Webre, and Mr. Baird entered into Participation Agreements with the Company under this plan. The CIC Severance Plan provides for the following severance benefits in the case of an “involuntary termination” on or within 24 months following a “change in control” (as such terms are defined in the plan), subject to the timely delivery of a release by the covered executive:

•	Two times the sum of the “annual base salary” and “target bonus amount,” (as such terms are defined in the CIC Severance Plan), to be paid in equal monthly installments over 10 months;

•	Reimbursement for the difference between the full COBRA premium and the active employee premium rates for similarly situated active employees, for a period up to 18 months;

•	A lump sum cash amount equal to the executive’s target annual incentive opportunity for the year of termination, pro-rated through and including the date of termination;

•	Accelerated vesting of any outstanding equity-based awards granted pursuant to the LTIP; and

•	Outplacement assistance benefits, as provided in each individual Participation Agreement.

The following definitions apply to the CIC Severance Plan:

•	“Cause” means a determination by the Company or the employing affiliate (the “Employer”) that the executive (i) has engaged in gross negligence, incompetence, or misconduct in the performance of his duties with respect to the Employer or any of its affiliates; (ii) has failed to materially perform the executive’s duties and responsibilities to the Employer or any of its affiliates; (iii) has breached any material provision of the CIC Severance Plan or the accompanying Participation Agreement or any written agreement or corporate policy or code of conduct established by the Employer or any of its affiliates; (iv) has engaged in conduct that is, or could reasonably expected to be, materially injurious to the Employer or any of its affiliates; (v) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to the Employer or any of its affiliates; or (vi) has been convicted of, pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).

•	“Change in Control” or “CIC” has the meaning given such term under the LTIP (as discussed under “2013 RSU Awards” above).

•	“Good Reason” means the occurrence, on or within 24 months after the date upon which a CIC occurs, of any one or more of the following: (i) a material reduction in the authority, duties, or responsibilities of a covered executive from those applicable to him immediately prior to the date on which the CIC occurs; (ii) a material reduction in a covered executive’s annual rate of base salary or target annual bonus opportunity in effect immediately prior to the CIC; (iii) a change in the location of a covered executive’s principal place of employment by more than 50 miles from the location where he was principally employed immediately prior to the date on which the CIC occurs unless such relocation is agreed to in writing by the covered executive; provided, however, that a relocation scheduled prior to the date of the CIC shall not constitute Good Reason; (iv) any material breach by the Company or the Employer of their obligations under the CIC Severance Plan; (v) the failure of any successor or assigns of the Company and/or the Employer to assume the obligations of the Company and the Employer under the CIC Severance Plan; or (vi) the receipt of a written notice, within the 24 month period following a CIC, of termination of the CIC Severance Plan or of any amendment that would adversely reduce the covered executive’s potential severance payments or benefits or his coverage under the CIC Severance Plan.

•	“Involuntary Termination” means any termination of the covered executive’s employment with the Employer that is either a termination by the Employer other than for Cause or a termination by the covered executive for Good Reason; provided, however, that it shall not include any termination occurring as a result of the covered executive’s death or a disability under circumstances entitling him to disability benefits under the standard long-term disability plan of the Employer.

Employment Agreement with Mr. Mosing

Under the Employment Agreement that was in effect for D. Keith Mosing in 2015, in the event that Mr. Mosing’s employment were to be terminated due to his death or disability, or by the Company with “cause” (as defined below), or by Mr. Mosing’s resignation for other than “good reason” (as defined below), he (or his estate) would be entitled to receive the following amounts (the “Accrued Rights”): (a) payment of all accrued and unpaid base salary to the date of termination, (b) reimbursement for all incurred but unreimbursed expenses to which the executive would have been entitled to reimbursement, and (c) benefits to which the executive is entitled under the terms of any applicable benefit plan or program.

Under Mr. Mosing’s Employment Agreement, in the event that Mr. Mosing’s employment were to be terminated by him for “good reason” (as defined below) or by the company without “cause” (as defined below), whether prior to, commensurate with, or following a “change in control” (as defined below) or otherwise, he would be entitled to receive the following amounts: (a) the Accrued Rights; (b) any earned but unpaid annual bonus for the prior year; (c) a prorated annual bonus for the year of termination; (d) a severance payment equal to two times the sum of the executive’s base salary on the date of termination and the average annual bonus for the three prior calendar years; and (e) for an 18-month period following the date of termination, reimbursement of the cost of premiums for COBRA coverage under the Company’s group health plans for Mr. Mosing, his spouse, and his eligible dependents to the extent such cost exceeds the employee contribution amount that active senior executive employees of the Company pay for the same or similar coverage under Company’s group health plans.

Under Mr. Mosing’s Employment Agreement, in the event that Mr. Mosing’s employment were to be voluntarily terminated due to his retirement at any time following the attainment of age 65 and the Company does not terminate Mr. Mosing for any other reason (or have the right to terminate Mr. Mosing with “cause” (as defined below)), he would be entitled to receive the following amounts: (a) the Accrued Rights, (b) a supplemental retirement benefit in the form of a joint and 75% survivor annuity that provides for payment of $850,000 annually during the life of Mr. Mosing and a survivor benefit equal to $637,000 annually following the death of Mr. Mosing for the remainder of his spouse’s life; and (c) health insurance benefits for Mr. Mosing, his spouse, and his dependents substantially similar to those which Mr. Mosing and his spouse were receiving prior to his retirement, reduced to the extent that comparable health insurance benefits are received by Mr. Mosing and/or his spouse under any other employer’s health insurance plan or program. Because Mr. Mosing terminated employment under this Employment Agreement on December 31, 2015 for reasons other than his retirement, these amounts are not quantified in the table below.

Under Mr. Mosing’s Employment Agreement in effect at the end of 2015, Mr. Mosing would be subject to customary non-competition and non-solicitation restrictions for a two-year period following his termination of employment with the Company for any reason (except that, for a termination of employment pursuant to Mr. Mosing’s resignation for a reason other than “good reason,” the non-competition and non-solicitation restrictions apply for a one-year period following his termination of employment).

Mr. Mosing’s Employment Agreement provides that, during the term of employment, the Company will maintain a life insurance policy or policies providing an aggregate death benefit in an amount not less than $1,000,000, and Mr. Mosing will have the right to designate the beneficiary or beneficiaries of the death benefit payable pursuant to such policy or policies. However, because Mr. Mosing terminated employment on December 31, 2015, this amount is not quantified in the table below.

The following terms are defined under the Employment Agreement that was in effect for Mr. Mosing at the close of 2015 fiscal year, as described below:

•	“Cause” includes the following circumstances under Mr. Mosing’s Employment Agreement, if such circumstances are not cured (if possible) within 30 days following timely written notice from the Company of the act(s) or omission(s) upon which it intends to rely as a basis for a for-Cause termination: a determination by the Company that the executive (a) has engaged in gross negligence, gross incompetence, or misconduct in the performance of the executive’s duties to the Company; (b) has failed without proper legal reason to perform the executive’s duties and responsibilities to the Company; (c) has breached any material provision of the Employment Agreement or any written agreement or corporate policy or code of conduct established by the Company; (d) has engaged in conduct that is, or could reasonably be expected to be, materially injurious to the Company; (e) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to the Company; or (f) has been convicted of, pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).

•

“Good reason” exists under Mr. Mosing’s Employment Agreement for a termination of employment within 90 days after the initial existence of any of the following conditions, if the condition arises without his consent and is not cured within 30 days following timely written notice from the executive of the condition: (a) a material diminution in the executive’s base salary (as defined in the employment agreement), other than as a part of one or more decreases that (i) shall not exceed, in the aggregate, more than 10% of the base salary as in effect on the date immediately prior to such decrease, and (ii) are applied similarly to all of the Company’s similarly situated executives; (b) a material diminution in the executive’s authority, duties, or responsibilities, including due to the Company’s engagement of an outside management firm to provide management services or a removal of Mr. Mosing from service as Chairman of the Board (except if such removal occurs due to his resignation from the board or removal by the board for “cause”); (c) a requirement that the executive report to any corporate officer or other employee instead of reporting directly to the board; (d) the involuntary relocation of the geographic location of the executive’s principal place of employment by more than 75 miles from the location of the executive’s principal place of employment as of the effective date of the employment agreement; or (e) any material breach by the Company of its obligations under the employment agreement.

•	“Change in control” for purposes of Mr. Mosing’s Employment Agreement generally means (a) a merger, consolidation, or sale of all or substantially all of the assets of the Company if (i) the Company’s shareholders do not continue to own at least 50% of the voting power of the resulting entity in substantially the same proportions that they owned the Company’s equity securities prior to the transaction or event or (ii) the members of the board immediately prior to the transaction or event do not constitute at least a majority of the board of directors of the resulting entity immediately after the transaction or event; (b) the dissolution or liquidation of the Company; (c) when any person, entity, or group (other than members of the Mosing family and/or certain related persons or entities) acquires or gains ownership or control of more than 50% of the combined voting power of the outstanding securities of the Company; or (d) as a result of or in connection with a contested election of directors, the persons who were members of the board immediately before such election cease to constitute a majority of the board.

•	“Retirement” for purposes of Mr. Mosing’s Employment Agreement means the executive’s voluntary termination of employment due to his decision to retire at any time following the attainment of age 65 and not as a result of another qualifying termination.

Separation Agreement with Mr. Mosing

D. Keith Mosing entered into a Separation Agreement with the Company as of December 31, 2015, the date for Mr. Mosing’s termination of employment, which is based on his Employment Agreement described above, providing for certain severance benefits upon a qualifying termination of employment. The Separation Agreement provided that, so long as Mr. Mosing abides by the terms of the Separation Agreement, the Company would provide Mr. Mosing the following amounts: (a) a severance payment of $16,512,667 (which amount is the severance payment provided for under his Employment Agreement for qualifying terminations of employment); (b) payment of his annual bonus earned for 2015, based on the pre-established performance metrics and following certification by the Compensation Committee; (c) for an 18-month period following the date of termination, continued health coverage and reimbursement of premium costs under the Company’s group health plan to effectuate the same premium rate paid by active senior executive employees of the Company; (d) vesting as of December 31, 2015 of the unvested portion of Mr. Mosing’s RSUs under his 2013 RSU award agreement; (e) continued vesting as if Mr. Mosing were still employed of Mr. Mosing’s RSUs under his 2015 RSU award agreement (in the case of both RSU vesting treatment, subject to his continued satisfaction of certain restrictive covenants); (f) the provision of an office and reimbursement for administrative support through December 31, 2017; (g) reimbursement of reasonable attorneys’ fees incurred by him in connection with his separation from service; and (h) in connection with his transition from employment with the Company, reasonable expenses associated with travel to visit certain clients and Company offices during the first three quarters of 2016.

Separation Agreement with Mr. Webre

Mr. Webre entered into a Separation Agreement with the Company as of June 11, 2015, providing a date for Mr. Webre’s termination of employment on November 6, 2015. The Separation Agreement provided that Mr. Webre would continue to perform his duties to the satisfaction of the Company, comply with all Company policies and procedures, and assist with transition duties and additional projects as needed through November 6, 2015. The Separation Agreement provided that so long as Mr. Webre abides by the terms of the Separation Agreement, the Company would provide Mr. Webre the following amounts: (a) compensation at Mr. Webre’s current base salary for 36 weeks; (b) a single lump sum payment of $2,500 to provide for the attainment of medical coverage; (c) vesting as of November 6, 2015 of the unvested portion of Mr. Webre’s account under the Deferred Compensation Plan; (d) vesting as of November 6, 2015 of the unvested portion of Mr. Webre’s RSUs under his 2013 RSU award agreement; and (e) continued vesting as if Mr. Webre were still employed of Mr. Webre’s RSUs under his 2015 RSU award agreement (subject, for all such cases of RSU vesting treatment, to Mr. Webre’s continued satisfaction of certain restrictive covenants).

Separation Agreement with Mr. Sinders

Mr. Sinders entered into a Separation Agreement with the Company as of November 2, 2015, providing a date for Mr. Sinders’s termination of employment on December 31, 2015, though he currently remains a consultant to the Company for a 12-month period following his termination date (which consultancy period can be shortened or extended by mutual agreement of the parties). The Separation Agreement provided that Mr. Sinders would continue to perform his duties to the satisfaction of the Company, comply with all Company policies and procedures, and assist with transition duties and additional projects as needed through December 31, 2015. The Separation Agreement provided that, so long as Mr. Sinders abides by the terms of the Separation Agreement, the Company would provide Mr. Sinders the following amounts: (a) compensation at Mr. Sinders’s current base salary through December 31, 2015; (b) an amount equal to 100% individual achievement of Mr. Sinders’ 2015 Short Term Incentive (“STI”) target based upon the STI corporate results achieved and approved for payment pursuant to the STI plan; (c) continued vesting as of December 31, 2015 as if Mr. Sinders were still employed of the unvested portion of Mr. Sinders’s RSUs under his 2015 RSU award agreement, subject to his continued satisfaction of certain restrictive covenants throughout the vesting period; (d) reimbursement of eighteen months of COBRA subsidy for group health plans; and (e) payment for accrued and unused vacation and sick leave.

Separation Agreement with Mr. Baird

Mr. Baird entered into a Separation Agreement with the Company as of June 30, 2015, the date for Mr. Baird’s termination of employment. The Separation Agreement provided that, so long as Mr. Baird abides by the terms of the Separation Agreement, the Company would provide Mr. Baird the following amounts: (a) a severance payment of $822,198; (b) payment for accrued and unused vacation and sick leave; (c) continued health coverage and reimbursement of premium costs under the Company’s group health plan to effectuate the same premium rate paid by active senior executive employees of the Company; (d) vesting as of June 30, 2015 of the unvested portion of Mr. Baird’s RSUs under his 2013 RSU award agreement; and (e) continued vesting as if Mr. Baird were still employed of Mr. Baird’s RSUs under his 2015 RSU award agreement (subject, in both cases of RSU vesting treatment, to Mr. Baird’s continued satisfaction of certain restrictive covenants).

Payments Upon Termination of Employment for Departing Named Executive Officers

The following table quantifies the actual payments and benefits that the Company provided to Messrs. Mosing, Sinders, Webre, and Baird in connection with their termination of employment, pursuant to the terms of their respective Separation Agreements, Mr. Mosing’s Employment Agreement in effect for 2015, the EDC Plan, and the RSU award agreements issued under the LTIP.

Executive	Cash Payments ($)	Reimbursement of COBRA Premiums ($)(1)	Accelerated Equity ($)(2)	Accelerated Deferred Compensation ($)	Other Reimbursements ($)(3)	Total ($)
D. Keith Mosing	$16,512,667	$19,332	$11,379,549	—	$433,982	$28,345,530
John W. Sinders	—	$19,332	—	—	—	$19,332
C. Michael Webre	$263,804	—	$1,163,860	$188,742	—	$1,616,406
Brian D. Baird	$822,198	$19,332	$1,712,722	$252,283	—	$2,806,535

(1)	The COBRA reimbursement amount is based on 2016 premiums and the required employee contribution percentage, which is assumed for purposes of this table to remain the same for 18 months.
(2)	In addition to the outstanding and unvested 2013 RSUs that accelerated and vested in full upon each of these Named Executive Officer’s termination of employment (calculated for purposes of this column by multiplying the number of such shares by the closing price per share of the Company’s common stock on the date of termination), the following outstanding and unvested 2015 RSUs held by these executives will continue to vest according to their normal vesting schedule so long as the executive complies with certain non-competition and non-solicitation obligations: Mr. Mosing 264,423; Mr. Sinders 60,096; Mr. Webre 17,012; and Mr. Baird 12,768. The table above does not include amounts that would be realized from this continued vesting of RSU awards.
(3)

This amount represents Mr. Mosing’s potential estimated reimbursement for certain expenses following his separation, including (i) the provision of a furnished office for two years, estimated at $68,982, (ii) administrative staff support for two years, at a maximum of

$100,000 per year, (ii) travel by first-class air for Mr. Mosing and his spouse for a two-week period, estimated at $100,000, (iii) other reimbursed travel expenses for Mr. Mosing and his spouse during the two-week period, at a maximum of $2,500 per day, and (iii) reasonable legal fees in connection with the negotiation of his separation agreement, at a maximum of $30,000.

Potential Payments Upon Termination or Change in Control for Remaining Named Executive Officers

The following table quantifies the potential payments and benefits that the Company would provide to its other Named Executive Officers in connection with a termination of employment and/or change in control, pursuant to the terms of the EDC Plan, the RSU award agreements granted pursuant to the LTIP, and the CIC Severance Plan. Each value below represents the Company’s best estimate of the amount that could be paid upon the applicable scenario, but until an actual termination of employment or a change in control occurs, the Company cannot know with any certainty what value the executives would receive. Stock prices were calculated based upon the closing price of the Company’s common stock on December 31, 2015 of $16.69.

Executive	Involuntary Termination of Employment ($)	Termination of Employment for Death or Disability ($)	Termination of Employment by Retirement ($)	Change in Control or Liquidity Event (Without a Termination of Employment) ($)	Change in Control (With an Involuntary Termination) ($)
Gary P. Luquette
Cash Payments	—	—	—	—	$3,000,000
Reimbursement of COBRA Premiums(1)	—	—	—	—	$12,345
Total (2)	—	—	—	—	$3,012,345

Jeffrey J. Bird.
Cash Payments	—	—	—	—	$1,500,000
Accelerated Equity(2)	—	$174,043	—	$174,043	$174,043
Reimbursement of COBRA Premiums(1)	—	—	—	—	$19,332
Total	—	$174,043	—	$174,043	$1,693,375

W. John Walker
Cash Payments	—	—	—	—	$2,000,000
Accelerated Equity(2)	$1,137,951	$2,140,953	$1,137,951	$2,140,953	$2,140,953
Accelerated Deferred Compensation	$250,814	$250,814	—	$250,814	$250,814
Reimbursement of COBRA Premiums(1)	—	—	—	—	$19,332
Life Insurance Proceeds(3)	—	$1,000,000	—	—	—

Total	$1,388,765	$3,391,767	$1,137,951	$2,391,767	$4,411,099

Burney J. Latiolais, Jr.
Cash Payments	—	—	—	—	$1,270,500
Accelerated Equity(2)	$1,137,951	$1,411,016	$1,137,951	$1,411,016	$1,411,016
Accelerated Deferred Compensation	$214,322	$214,322	—	$214,322	$214,322
Reimbursement of COBRA Premiums(1)	—	—	—	—	$12,345

Total	$1,352,273	$1,625,338	$1,137,951	$1,625,338	$2,908,183

(1)	The COBRA reimbursement amount is based on 2016 premiums and the required employee contribution percentage, which is assumed for purposes of this table to remain the same for 18 months.
(2)	Mr. Bird’s 2014 RSUs and all Named Executive Officers’ 2015 RSUs will continue to vest according to their normal schedule upon an involuntary termination or retirement so long as the executive complies with non-competition and non-solicitation obligations. The table above does not include amounts that would be realized from this continued vesting of RSU awards, but rather reflects only the RSU awards that become accelerated in full upon other events provided above.
(3)	The Company also pays for a life insurance policy for Mr. Walker, payable to Mr. Walker’s chosen beneficiaries. The amount included for Mr. Walker reflects the proceeds of the life insurance policy payable to Mr. Walker’s beneficiaries upon his death.

Director Compensation

The Company’s board believes that attracting and retaining qualified non-employee directors is critical to the Company’s future value, growth, and governance. The Supervisory Board also believes that the compensation package for the Company’s non-employee directors should require a portion of the total compensation to be equity-based to align the interests of these directors with the Company’s stockholders. The Company, along with Meridian, has determined that the compensation program applicable to the non-employee directors should be comparable with the packages identified at the Company’s peer group. Based on this decision, the director compensation program for 2015 consisted of an annual retainer compensation package for the non-employee directors valued at approximately $200,000, of which $50,000 is paid in the form of an annual cash retainer, and the remaining $150,000 is paid in a grant of restricted stock units under the LTIP. In addition, for 2015, the Company paid (i) the audit committee chairman and each audit committee member an annual amount of $20,000 and $10,000, respectively, (ii) the lead supervisory director an annual amount of $20,000, and (iii) the compensation committee chairman an annual amount of $15,000. We granted the 2015 RSU awards to our directors in August 2015.

On January 5, 2016, the Company announced the appointment by the Supervisory Board of Michael Kearney, effective January 1, 2016, as Chairman of the Supervisory Board (lead supervisory director). On January 18, 2016, the compensation committee approved, effective as of December 31, 2015, to pay the non-executive chairman of the Board, in addition to all non-employee director compensation described above, an annual retainer valued at approximately $120,000, of which $80,000 is to be paid in the form of an annual cash retainer, and the remaining $40,000 is to be paid in a grant of restricted stock units under the LTIP.

Directors who are also employees of the Company will not receive any additional compensation for their service on the Supervisory Board.

In 2015, the Supervisory Board, upon recommendation of the Compensation Committee adopted Stock Ownership Guidelines, which require our non-employee directors to hold shares of our common stock with a value equal to five times the amount of annual cash retainer paid to such directors. Our non-employee directors are required to achieve this stock ownership guideline within five years following the later of the date the guidelines became effective in 2015 or the date that the director was elected to our board of directors. Holdings that count towards satisfaction of this guideline, and the valuation measures used to determine such satisfaction, are the same that apply to our Named Executive Officers, as described in the section of our CD&A entitled, “—Stock Ownership Guidelines,” above.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
William B. Berry	$56,188	$144,441	—	—	$200,629
Sheldon R. Erikson	$75,000	$144,441	—	—	$219,441
Michael C. Kearney	$100,000	$144,441	—	—	$244,441
Gary P. Luquette (5)	—	—	—	—	—
D. Keith Mosing (5)	—	—	—	—	—
Kirkland D. Mosing (6)	$113,509	$161,311	—	$395,529	$670,349
S. Brent Mosing (6)	$121,716	$158,106	—	$539,577	$819,399

(1)	For the employee-directors who are not Named Executive Officers, the amounts reflected in this column include both salary amounts (including any vacation or sick leave cashouts) and director fees. For the non-employee directors, the amounts reflected were director fees earned for the 2015 period. Mr. Kirkland Mosing and Mr. Brent Mosing served as non-executive officer employee directors for the first part of 2015 and became non-employee directors in June of 2015.
(2)

The amounts reflected in this column are the aggregate grant date fair value of the RSUs granted to the non-employees directors during 2015 and calculated pursuant to ASC FASB Topic 718, disregarding any potential forfeitures. The aggregate number of RSUs held by each director as of December 31, 2015 is as follows: William B. Berry - 9,265; Sheldon R. Erikson - 9,265; Michael C. Kearney - 9,265; Kirkland D. Mosing - 9,265; and S. Brent Mosing - 9,265. Due to their transition from employee directors to non-employee directors in June 2015, Mr. Kirkland Mosing and Mr. Brent Mosing were each granted, on August 3, 2015, two RSU awards relating to two different service periods. This table is required to reflect all stock awards granted in 2015, without regard to the service period to which they relate, and therefore, the amounts in this column reflect the grant date fair value of these two separate awards for these two directors. One such RSU award was granted with respect to services rendered as a non-employee director during the bridge period beginning on their employee termination date (June 6, 2015 for Mr. Kirkland Mosing and June 12, 2015 for Mr. Brent Mosing) through August 14, 2015 (an RSU award covering 1,042 shares granted to Mr. Kirkland Mosing, with a grant date fair value of $16,870; and an RSU award covering 844 shares granted to Mr. Brent Mosing, with a grant date fair value of $13,665). The second RSU award granted on August 3, 2015 to Messrs. Kirkland and Brent Mosing relates to the non-employee director service period beginning on August 15, 2015 and ending on August 14, 2016 and includes the same number of shares and grant date fair value as reported for the other non-employee directors.
(3)	This column is intended to reflect the portion of the earnings, if any, that accrued under the EDC Plan in 2015 that were determined to be above-market or preferential under the SEC’s rules, using 120% of the applicable federal long-term rate as the reference rate. In 2015, the nonemployee directors participating in the EDC Plan had only negative earnings (losses) and thus no above-market earnings to disclose.
(4)	The amounts in this column are comprised of certain other compensation for Mr. Kirkland Mosing and Mr. Brent Mosing in connection with their service as employees prior to becoming non-employee directors. These amounts include for Mr. Kirkland Mosing: $5,400 for automobile allowance, $386,300 for severance, $3,000 for 401(k) plan matching contributions made by the Company on the employee’s behalf, and $829 for country club dues. These amounts include for Mr. Brent Mosing: $5,769 for automobile allowance, $527,544 for severance, $3,000 for 401(k) plan matching contributions by the Company on the employee’s behalf, and $3,264 for country club dues.
(5)	For a description of Messrs. Mosing’s and Luquette’s compensation with respect to their services rendered to the Company during 2015, see the Summary Compensation Table above.
(6)	Although employee-directors do not receive additional compensation for their service on the Supervisory Board, two of the members of our Supervisory Board that were also non-executive officer employees for a portion of the year are disclosed in the table above. This information is being disclosed to satisfy Dutch law requirements regarding compensation paid to directors. Each of Mr. Kirkland Mosing and Mr. Brent Mosing received $25,000 in annual retainers, as well as the RSU awards disclosed above, with respect to their non-employee director service in 2015. The remaining information in the table for Mr. Kirkland Mosing and Mr. Brent Mosing reflects the amount of compensation that each of these employee-directors received solely with respect to their service as employees during the 2015 year, which includes for Mr. Kirkland Mosing: $74,501 as salary for his services as an employee through his termination, $4,457 for payout of accrued but unused sick leave, and $9,551 for payout of accrued but unused vacation leave. For Mr. Brent Mosing, these amounts include $84,542 as salary for his services as an employee through his termination, $4,734 for payout of accrued but unused sick leave, and $ 7,440 for payout of accrued but unused vacation leave.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2015 with respect to equity compensation plans under which our common stock is authorized for issuance:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by our shareholders	2,359,373	$18.95	16,038,580
Equity compensation plans not approved by our shareholders	—	—	—

Total	2,359,373	$18.95	16,038,580

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report and references in this proxy statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Act”), or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, the Audit Committee:

•	reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2015 with management and with the independent registered public accountants;

•	considered the adequacy of the Company’s internal controls and the quality of its financial reporting, and discussed these matters with management and with the independent registered public accountants;

•	reviewed and discussed with the independent registered public accountants (1) their judgments as to the quality of the Company’s accounting policies, (2) the written disclosures and letter from the independent registered public accountants required by Public Company Accounting Oversight Board Independence Rules, and the independent registered public accountants’ independence, and (3) the matters required to be discussed by the Public Company Accounting Oversight Board’s AU Section 380, Communication with Audit Committees, and by the Auditing Standards Board of the American Institute of Certified Public Accountants;

•	discussed with management and with the independent registered public accountants the process by which the Company’s chief executive officer, chief financial officer and chief accounting officer make the certifications required by the SEC in connection with the filing with the SEC of the Company’s periodic reports, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q; and

•	based on the reviews and discussions referred to above, recommended to the Supervisory Board that the consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

The Audit Committee also met to review and discuss the Company’s audited Dutch statutory annual accounts for the financial year 2015 with management and PricewaterhouseCoopers Accountants N.V. The discussion included the observations of the independent registered public accountants during the audit as well as regulatory and financial reporting developments that may affect the Company in future years. The Audit Committee recommended that the Company’s audited Dutch statutory annual accounts for the financial year 2015 be approved by the Supervisory Board.

As recommended by the NYSE’s corporate governance rules, the Audit Committee also considered whether, to assure continuing auditor independence, it would be advisable to regularly rotate the audit firm itself. The Audit Committee has concluded that the current benefits to the Company from continued retention of PricewaterhouseCoopers LLP warrant retaining the firm at this time. The Committee will, however, continue to review this issue on an annual basis.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee’s charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accountants are responsible for expressing an opinion on those financial statements. Committee members are not employees of the Company or accountants or auditors by profession. Therefore, the Committee has relied, without independent verification, on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company’s consolidated financial statements.

The Committee meets regularly with management and the independent registered public accountants, including private discussions with the independent registered public accountants, and receives the communications described above. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accountants do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards.

Audit Committee of the Supervisory Board of Directors

Michael C. Kearney (Chairman)

William B. Berry

Sheldon R. Erikson

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories, were as follows:

	2015	2014
Audit Fees	$2,805,573	$2,260,641
Audit-Related Fees	—	—
Tax Fees	126,858	130,373
All Other Fees	37,672	7,015

Total	$2,970,103	$2,398,029

Audit fees consist of the aggregate fees and expenses billed or expected to be billed for professional services rendered by PricewaterhouseCoopers LLP and PricewaterhouseCoopers Accountants N.V. for the audit of our consolidated financial statements, the review of financial statements included in our Quarterly Reports Form 10-Qs and for services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for those fiscal years, including comfort letters, statutory audits, attest services and consents.

Audit-related fees consist of the aggregate fees billed or expected to be billed for assurance and related services by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of the financial statements and are not reported as audit fees herein. This category includes fees related to: the performance of audits of benefit plans; agreed-upon or expanded audit procedures relating to accounting records required to respond to or comply with financial, accounting or regulatory reporting matters; and consultations as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by regulatory or standard setting bodies.

Tax fees consist of international tax compliance and corporate tax consulting.

All other fees are the aggregate fees billed for products and services other than “Audit Fees.” The amount in 2014 relates to process improvement recommendations and various advisory services for certain subsidiaries. The amount in 2015 relates to various services provided to certain subsidiaries.

The Audit Committee has adopted procedures for the approval of PricewaterhouseCoopers LLP’s and PricewaterhouseCoopers Accountants N.V.’s services and related fees. At the beginning of each year, all audit and audit-related services, tax fees and other fees for the upcoming audit are provided to the Audit Committee for approval.

The Audit Committee is updated on the status of all services and related fees at every regular meeting.

As set forth in the Audit Committee Report on page 43 of this proxy statement, the Audit Committee has considered whether the provision of these non-audit services is compatible with maintaining auditor independence and has determined that they are.

Policy for Pre-Approval of Audit and Non-Audit Fees

The Audit Committee has an Audit and Non-Audit Services Pre-Approval Policy. The policy requires the Audit Committee to pre-approve the audit and non-audit services performed by our independent registered public accounting firm. Under the policy, the Audit Committee establishes the audit, audit-related, tax and all other services that have the approval of the Audit Committee. The term of any such pre-approval is twelve months from the date of pre-approval, unless the Audit Committee adopts a shorter period and so states. The Audit Committee will periodically review the list of pre-approved services and will add to or subtract from the list of pre-approved services from time to time. The Audit Committee will also establish annually pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm. Any proposed services exceeding these levels or amounts will require specific pre-approval by the Audit Committee.

The Audit Committee has delegated to any financial officer of the Company the authority to engage the Company’s independent registered public accounting firm in any of the pre-approved services listed in the pre-approval policy up to $50,000. The Audit Committee has delegated to its Chairman the authority to pre-approve any one or more individual audit or permitted non-audit services for which estimated fees do not exceed $100,000. Any services that would exceed such limits should be pre-approved by the full Audit Committee. The chair will report any such pre-approval to the Audit Committee at its next scheduled meeting.

TRANSACTIONS WITH RELATED PERSONS

Limited Partnership Agreement of FICV

The Company is a holding company whose sole material assets consist of indirect general and limited partnership interests in Frank’s International C.V. (“FICV”). As the indirect sole shareholder of the general partner of FICV, the Company is responsible for all operational, management and administrative decisions relating to FICV’s business and consolidates the financial results of FICV and its subsidiaries.

FICV is a limited partnership that was formed to act as a holding company of various U.S. and foreign operating companies engaged in the Company’s business. Prior to the Company’s initial public offering, the Company’s foreign operating companies were owned directly or indirectly by the Company, and the Company’s U.S. operating companies were owned directly or indirectly by Mosing Holdings, which is owned by members of the Mosing family. In connection with the Company’s initial public offering, the Company contributed all of its foreign operating subsidiaries and a portion of the proceeds from its initial public offering to FICV, and Mosing Holdings contributed all of the Company’s U.S. operating subsidiaries (excluding certain assets that generated a de minimis amount of revenue, including aircraft, real estate and life insurance policies) to FICV. The Company entered into real estate lease agreements and an aviation services agreement with customary terms for continued use of the real estate and aircraft. See “—Transactions with Directors, Executive Officers and Affiliates.”

In exchange for its contributions,

(i)	The Company (indirectly) holds a 74.51% limited partnership interest and a 0.1% general partnership interest in FICV; and

(ii)	Mosing Holdings holds a 25.39% limited partnership interest in FICV.

In accordance with the limited partnership agreement, net profits and net losses of FICV are allocated to its members on a pro rata basis in accordance with their respective percentage of interest in FICV. Accordingly, net profits and net losses of FICV are initially allocated 74.61% to the Company (of which 74.51% relates to the limited partnership interest and 0.1% relates to the general partnership interest held indirectly by the Company) and 25.39% to Mosing Holdings.

The Company will generally be subject to U.S. federal, state and local income taxes on its proportionate share of FICV’s taxable income attributable to U.S. operations. The Company may also incur U.S. branch profits tax on its proportionate share of FICV’s taxable income attributable to U.S. operations. The U.S. branch profits tax is imposed on a non-U.S. corporation’s “dividend equivalent amount,” which generally consists of the corporation’s after-tax earnings and profits (as determined under U.S. federal income tax principles) that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. The limited partnership agreement of FICV provides for distributions to be made at the discretion of the general partner on a pro rata basis to the holders of FICV interests for purposes of funding the holders’ tax obligations with respect to the income of FICV allocated to them. Generally, these tax distributions are computed based on the Company’s estimate of the taxable income of FICV allocable to a holder of FICV interests multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual resident in Louisiana.

The Company’s Articles and FICV’s limited partnership agreement provide for customary mechanisms to ensure that (i) the Company’s percentage interest in FICV will always equal the percentage of the total number of issued shares of Common Stock and Preferred Stock (collectively, “FINV Stock”) represented by its issued Common Stock and (ii) Mosing Holding’s (together with any permitted transferee’s) percentage interest in FICV will always equal the percentage of the total number of issued shares of the Company’s Common Stock represented by its issued Preferred Stock. In this regard, the FICV limited partnership agreement provides that at any time the Company issues a share of its Common Stock, the net proceeds received by the Company with respect to such share, if any, shall be concurrently transferred to FICV and FICV will issue to the Company an additional percentage interest in FICV such that the Company’s total interest in FICV will be equal to (i) the total number of shares of the Company’s Common Stock issued divided by (ii) the total number of issued FINV Stock, in each case taking into account the newly issued shares of Common Stock. Conversely, if at any time, any shares of Common Stock of the Company are repurchased or redeemed (whether by exercise of a put or call, pursuant to an open market purchase, automatically or by means of another arrangement) by the Company and subsequently cancelled, FICV shall, immediately prior to such repurchase or redemption, redeem a proportionate percentage of interest in FICV held indirectly by the Company, upon the same terms and for the same price, as the shares of the Company’s Common Stock are repurchased or redeemed.

For purposes of any transfer or exchange of Preferred Stock and limited partnership interests in FICV, the Company’s Articles and the partnership agreement of FICV contain provisions linking each share of Preferred Stock in the Company to a proportionate portion of the limited partnership interest in FICV held by Mosing Holdings or its permitted transferee, which portion at any time will equal the total limited partnership interest in FICV held by Mosing Holdings or its permitted transferee divided by the total number of issued and outstanding shares of Preferred Stock of the Company (each such portion being referred to as an “FICV Portion”). Shares of Preferred Stock cannot be transferred unless simultaneously with an equal number of FICV Portions and vice versa.

Mosing Holdings (or any of its permitted transferees) has the right to convert all or a portion of its Preferred Stock into the Company’s Common Stock by delivery to the Company of an equivalent number of FICV Portions. In connection with such conversion, Mosing Holdings or its permitted transferees is also entitled to receive an amount of cash equal to the par value of each share of Preferred Stock so converted plus any accrued but unpaid dividends thereon.

The above mechanism is subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications.

Tax Receivable Agreement

Pursuant to a Tax Receivable Agreement among the Company, Mosing Holdings and FICV, Mosing Holdings and its permitted transferees may exchange their FICV Portions for cash accompanied by the conversion of such shares into shares of the Company’s Common Stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions (the “Exchange”). FICV intends to make an election under section 754 of the Code (the “Section 754 election”), effective for each taxable year in which an Exchange occurs. Pursuant to the Section 754 election, each future Exchange is expected to result in an adjustment to the tax basis of the tangible and intangible assets of FICV, and these adjustments will be allocated to the Company. Certain of the adjustments to the tax basis of the tangible and intangible assets of FICV described above would not have been available absent these future Exchanges. The anticipated basis adjustments are expected to reduce the amount of tax that the Company would otherwise be required to pay in the future. These basis adjustments may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.

The tax receivable agreement generally provides for the payment by the Company of 85% of the amount of the actual reductions, if any, in payments of U.S. federal, state and local income tax or franchise tax (which reductions are referred to as “cash savings”) in periods following its initial public offering as a result of (i) the basis increases resulting from the Exchanges and (ii) imputed interest deemed to be paid by the Company as a result of, and additional tax basis arising from, payments under the tax receivable agreement. In addition, the tax receivable agreement provides for payment by the Company of interest earned from the due date (without extensions) of the corresponding tax return to the date of payment specified by the tax receivable agreement. The Company will retain the remaining 15% of cash savings, if any.

The payment obligations under the tax receivable agreement are the Company’s obligations and are not obligations of FICV. The term of the tax receivable agreement commenced upon the completion of the Company’s initial public offering and will continue until all such tax benefits have been utilized or expired, unless the Company exercises its right to terminate the tax receivable agreement.

Estimating the amount of payments that may be made under the tax receivable agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending upon a number of factors, including the timing of exchanges, the relative value of the Company’s U.S. and international assets at the time of the exchange, the price of the Company’s Common Stock at the time of the exchange, the extent to which such exchanges are taxable, the amount and timing of the taxable income the

Company realizes in the future and the tax rate then applicable, the Company’s use of loss carryovers and the portion of its payments under the tax receivable agreement constituting imputed interest or depreciable or amortizable basis. The Company expects that the payments that it will be required to make under the tax receivable agreement will be substantial. There may be a substantial negative impact on the Company’s liquidity if, as a result of timing discrepancies or otherwise, (i) the payments under the tax receivable agreement exceed the actual benefits the Company realizes in respect of the tax attributes subject to the tax receivable agreement and/or (ii) distributions to us by FICV are not sufficient to permit the Company to make payments under the tax receivable agreement subsequent to the payment of taxes and other obligations. The payments under the tax receivable agreement will not be conditioned upon a holder of rights under a tax receivable agreement having a continued ownership interest in either FICV or the Company.

The tax receivable agreement provides that the Company may terminate it early. If the Company elects to terminate the tax receivable agreement early, it would be required to make an immediate payment equal to the present value of the anticipated future tax benefits subject to the tax receivable agreement (based upon certain assumptions and deemed events set forth in the tax receivable agreement, including the assumption that it has sufficient taxable income to fully utilize such benefits and that any FICV interests that Mosing Holdings or its transferees own on the termination date are deemed to be exchanged on the termination date). Any early termination payment may be made significantly in advance of the actual realization, if any, of such future benefits. In addition, payments due under the tax receivable agreement will be similarly accelerated following certain mergers or other changes of control. In these situations, the Company’s obligations under the tax receivable agreement could have a substantial negative impact on the Company’s liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control.

Payments under the tax receivable agreement will be based on the tax reporting positions that the Company will determine. Although the Company is not aware of any issue that would cause the IRS to challenge a tax basis increase or other benefits arising under the tax receivable agreement, the holders of rights under the tax receivable agreement will not reimburse the Company for any payments previously made under the tax receivable agreement if such basis increases or other benefits are subsequently disallowed, except that excess payments made to any such holder will be netted against payments otherwise to be made, if any, to such holder after the Company’s determination of such excess. As a result, in such circumstances, the Company could make payments that are greater than the Company’s actual cash tax savings, if any, and may not be able to recoup those payments, which could adversely affect the Company’s liquidity.

Decisions made by Mosing Holdings and certain members of the Mosing family in the course of running the Company’s business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by Mosing Holdings or its permitted transferees under the tax receivable agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the tax receivable agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase Mosing Holdings tax liability without giving rise to any rights of Mosing Holdings to receive payments under the tax receivable agreement.

Payments under the tax receivable agreement, if any, will be made pro rata among all parties to the tax receivable agreement entitled to payments on an annual basis to the extent the Company has sufficient taxable income to utilize the increased tax benefits. The availability of sufficient taxable income to utilize the increased tax benefits will not be determined until such time as the financial results for the year in question are known and tax estimates prepared, which typically occurs within 90 days after the end of the applicable calendar year.

Payments are generally due under the tax receivable agreement within five days following the determination of the applicable tax benefit, which generally is required to occur within 60 days of the filing of the Company’s tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of interest equal to LIBOR plus 5% from the due date. Except in cases where the Company elects to terminate the tax receivable agreement early, the tax receivable agreement is terminated early due to certain mergers or other changes of control or the Company has available cash but fails to make payments when due, generally the Company may elect to defer payments under the tax receivable agreement if it does not have available cash to satisfy its payment obligations under the tax receivable agreement or if the Company’s contractual obligations limit its ability to make these payments. Any such deferred payments would accrue interest at a rate of interest equal to LIBOR plus 5%. The Company has no present intention to defer payments under the tax receivable agreement.

Because the Company is a holding company with no operations of its own, its ability to make payments under the tax receivable agreement is dependent on the ability of FICV to make distributions to it in an amount sufficient to cover the Company’s obligations under such agreements; this ability, in turn, may depend on the ability of FICV’s subsidiaries to provide payments to it. The ability of FICV and its subsidiaries to make such distributions will be subject to, among other things, the applicable provisions of Dutch law that may limit the amount of funds available for distribution and restrictions in the Company’s debt instruments. To the extent that the Company is unable to make payments under the tax receivable agreement for any reason, except in the case of an acceleration of payments thereunder occurring in connection with an early termination of the tax receivable agreement or certain mergers of change of control, such payments will be deferred and will accrue interest until paid, and the Company will be prohibited from paying dividends on its Common Stock.

FICV Management Agreement

The Company entered into the FICV management agreement with Frank’s International LP B.V., Frank’s International Management B.V. and Mosing Holdings, which constitute the partners in FICV, with respect to the operation and management of FICV in order to facilitate the activities of the Company as a publicly traded company. The FICV management agreement provides for the consent of the FICV partners to facilitate (i) the Company’s percentage interest in FICV remaining equal to the percentage of the total number of issued shares of FINV Stock represented by the Company’s issued common stock and (ii) Mosing Holdings’ (together with any permitted transferee’s) percentage interest in FICV remaining equal to the percentage of the total number of issued shares of FINV Stock represented by the Company’s issued Preferred Stock. Please see “—Limited Partnership Agreement of FICV.”

Transactions with Directors, Executive Officers and Affiliates

In connection with the Company’s initial public offering, Mosing Holdings caused the Company’s U.S. operating subsidiaries to distribute certain assets that generated a de minimis amount of revenue, including aircraft, real estate and life insurance policies. Accordingly, these assets were not contributed to FICV in connection with the Company’s initial public offering. As a result, the Company entered into real estate lease agreements with customary terms for continued use of the real estate, under which the Company incurred rental expense of $3.6 million for the year ended December 31, 2015. The Company expects to incur rental expense of approximately $9.2 million for the remainder of the real estate lease agreements. In addition, the Company entered into various aviation services agreements with customary terms for continued use of the aircraft.

The Company has entered into various operating leases with Mosing Land & Cattle Company of Texas, LLC, Mosing Properties LP, Kinetic Motion, Inc. (through its wholly owned subsidiary, Western Airways, Inc.), 4-M Ranch, L.L.C. and Mosing Holdings (through its wholly owned subsidiary, Mosing Ventures, LLC), each of which are entities owned by certain members of the Mosing family to lease operating facilities as well as office space and aircraft from such entities. Rent expense related to these leases was $5.8 million, $7.4 million and $7.6 million for the years ended December 31, 2013, 2014 and 2015, respectively. The expiration date of the operating leases currently in place ranges from 2016 to 2025, unless otherwise extended, and the Company expects to incur approximately $30.2 million during the remainder of the terms of these leases. In December 2014, the Company entered into a property lease amendment for the Company’s U.S. headquarters with Mosing Properties, L.P. Further, in 2015, the Company entered into four property lease amendments for the Company’s headquarters with Mosing Properties, L.P. The audit committee and the Supervisory Board approved and ratified these lease amendments in November 2015.

We are a party to certain agreements relating to the rental of aircraft to Western Airways (“WA”), an entity owned by the Mosing family. Prior to our initial public offering (the “IPO”), we had entered into agreements, whereby we leased the aircraft as needed for a rental fee per hour and reimbursed WA for a management fee and hangar rental. The rental fees exceeded the reimbursement costs and we recorded net charter income. Subsequent to the IPO in 2013, we entered into new agreements with WA for the aircraft that was retained by us whereby we are paid a flat monthly fee for dry lease rental and charged block hours monthly. In 2015, we amended the agreements to reflect both dry lease and wet lease rental, whereby we are charged a flat monthly fee and earn charter income from third party usage. We recorded net charter expense of $2.0 million for the year ended December 31, 2015. The Company expects to incur monthly fixed costs of approximately $0.9 million per year for the remainder of the aviation services agreements as well as charter rental expense and revenue sharing, which are based on usage during the year. In November 2015, the audit committee and Supervisory Board approved and ratified the aircraft leases entered into in 2015.

Mr. S. Brent Mosing was appointed to the Supervisory Board in connection with the IPO. He is currently a director and over 10% owner of Shoreline Energy LLC. During the fiscal year 2015, Shoreline Energy purchased services from the Company exceeding $120,000.

Registration Rights Agreement

Mosing Holdings and FWW B.V. and certain of their transferees entered into a registration rights agreement with the Company. The registration rights agreement covers all 52,976,000 shares of Preferred Stock and 119,024,000 shares of Common Stock owned by Mosing Holdings and various holding entities of the Mosing family members as of December 31, 2015, respectively. Pursuant to this agreement, the parties to the agreement may cause the Company to register their shares of Common Stock under the Act and to maintain a shelf registration statement effective with respect to such shares.

Voting Agreement

Mosing Holdings and certain members of the Mosing family and their holding companies entered into a voting agreement pursuant to which each shareholder agreed to vote all of their shares of Common Stock and Preferred Stock for the election of directors in the manner specified by a designated shareholder representative, which is initially D. Keith Mosing.

Procedures for Approval of Related Person Transactions

A “Related Party Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or one of its directors;

•	any person who is known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

•	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of any class of the Company’s voting securities, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of any class of the Company’s common stock; and

•	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The Company’s Supervisory Board adopted a written Related Party Transactions Policy and has approved, along with the audit committee, the applicable related party transactions at this time. Pursuant to this policy, the Supervisory Board will review all material facts of all new Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, the audit committee expects to take into account, among other factors, the following: (1) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and (2) the extent of the Related Person’s interest in the transaction. Further, the policy requires that all Related Party Transactions required to be disclosed in the Company’s filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s Common Stock and Preferred Stock by:

•	each person known to the Company to beneficially own more than 5% of the Company’s Common Stock or Preferred Stock;

•	each of the Company’s named executive officers;

•	each member of the Company’s Supervisory Board and Management Board and each director nominee; and

•	all of the Company’s directors and executive officers as a group.

The number of shares of the Company’s Common Stock and Preferred Stock outstanding and the percentage of beneficial ownership is presented as of March 21, 2016.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of the Company’s Common Stock and Preferred Stock beneficially owned by them, except to the extent this power may be shared with a spouse or limited by the Voting Agreement described above. All information with respect to beneficial ownership has been furnished by the respective directors, executive officers, or 5% or more stockholders, as the case may be.

Unless otherwise indicated, the address of each person or entity named in the table is 10260 Westheimer Rd., Houston, Texas 77042.

	Common Stock Beneficially Owned(1)		Preferred Stock Beneficially Owned(2)		Percentage of Total FINV Stock Beneficially Owned(3)
Name of Beneficial Owner	Number	%	Number	%
5% shareholders:
Mosing Holdings, Inc. (4)(5)	—	—%	52,976,000	100.0%	25.4%
Donald E. Mosing (4)	50,000	* %	—	—%	* %
Donald Keith Mosing Revocable Trust (4)(6)	10,500,720	6.8%	—	—%	5.0%
Donald Keith Mosing Family Partnership, Ltd. (4)(6)	10,500,720	6.8%	—	—%	5.0%
Gregory Stanton Mosing (4)(6)	9,918,667	6.4%	—	—%	4.8%
Stanton GP, LLC (4)(6)	9,918,667	6.4%	—	—%	4.8%
G. Stanton Investments, LP (4)(6)	9,918,667	6.4%	—	—%	4.8%
William Bradford Mosing (4)(6)(7)	9,928,667	6.4%	—	—%	4.8%
Bradford’s GP, LLC (4)(6)	9,918,667	6.4%	—	—%	4.8%
WBM Partnership, LP (4)(6)	9,918,667	6.4%	—	—%	4.8%
Melanie Christine Mosing (4)	9,324,735	6.0%	—	—%	4.5%
Steven Brent Mosing Family, L.L.C. (4)(6)	9,918,667	6.4%	—	—%	4.8%
Michael Frank Mosing (4)(6)(8)	9,928,867	6.4%	—	—%	4.8%
Michael Frank Mosing Family, L.L.C. (4)(6)	9,918,667	6.4%	—	—%	4.8%
Sharon M. Miller (4)(6)	9,918,667	6.4%	—	—%	4.8%
Miller Ginsoma GP, LLC (4)(6)	9,918,667	6.4%	—	—%	4.8%
Miller Ginsoma Holdings, Ltd. (4)(6)	9,918,667	6.4%	—	—%	4.8%
Jeffrey Louis Mosing (4)(6)	9,918,667	6.4%	—	—%	4.8%
4401 JM GP, LLC (4)(6)	9,918,667	6.4%	—	—%	4.8%
JLM Partners, Ltd.(4)(6)	9,918,667	6.4%	—	—%	4.8%
Kirkland D. Mosing Family, L.L.C. (4)(6)	13,224,888	8.5%	—	—%	6.3%
Lori Mosing Thomas (4)(6)	13,224,888	8.5%	—	—%	6.3%
Bryceton G. Thomas Trust (4)(6)	13,224,888	8.5%	—	—%	6.3%
Lori Mosing Thomas Family, L.L.C. (4)(6)	13,224,888	8.5%	—	—%	6.3%

Kendall Garrett Mosing (4)(6)	13,224,888	8.5%	—	—%	6.3%
Kendall G. Mosing Family, L.L.C. (4)(6)	13,224,888	8.5%	—	—%	6.3%
Directors and Named Executive Officers:
D. Keith Mosing (4)(5)(10)(11)	120,119,735	77.3%	52,976,000	100.0%	83.1%
Gary P. Luquette (9)(10)	7,226	* %	—	—%	* %
Jeffrey J. Bird (9)(10)	7,575	* %	—	—%	* %
John W. Sinders (10)(12)	—	—%	—	—%	—%
W. John Walker (9)(10)	52,452	* %	—	—%	* %
C. Michael Webre (10)(12)	12,283	* %	—	—%	* %
Burney J. Latiolais(10)(13)	250	* %	—	—%	* %
Brian D. Baird(10)(12)	1,000	* %	—	—%	* %
S. Brent Mosing (4)(5)(7)(10)	9,919,511	6.4%	52,976,000	100.0%	30.2%
Kirkland D. Mosing (4)(5)(14)	13,240,930	8.5%	52,976,000	100.0%	31.8%
William B. Berry (10)	—	—%	—	—%	—%
Sheldon R. Erikson (10)	20,601	* %	—	—%	* %
Michael C. Kearney (10)	22,601	* %	—	—%	* %
Michael E. McMahon	—	—%	—	—%	—%
Alexander Vriesendorp	—	—%	—	—%	—%
Frank’s International Management B.V. (9)	—	—%	—	—%	—%
All directors and executive officers as a group (16 persons) (4)(10)(11)(13)(14)	120,243,723	77.4%	52,976,000	100.0%	83.2%

*	Represents less than 1%.
(1)	Excludes shares of Common Stock that may be deemed to be beneficially owned by such persons due to their beneficial ownership of shares of Preferred Stock, which are convertible into an equivalent number of shares of Common Stock.
(2)	Each share of Preferred Stock entitles its holder to vote together with the Common Stock as a single class on all matters presented to the Company’s shareholders for their vote.
(3)	Represents percentage of voting power of Common Stock and Preferred Stock voting together as a single class.
(4)	Pursuant to that certain Voting Agreement dated as of July 22, 2013 (the “Voting Agreement”), entered into among Mosing Holdings, Inc., FWW B.V. and certain members of the Mosing family and their holding companies, the shareholders party to the agreement have agreed to vote all of their shares of Common Stock and Preferred Stock for the election of directors in the manner specified by a designated shareholder representative, currently Mr. D. Keith Mosing. As such, Mr. Mosing is entitled to vote on decisions to vote, or to direct the voting of, the shares of Common Stock held by Mosing Holdings, Inc. and the Mosing Family parties to the Voting Agreement. Mr. Mosing disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.
(5)	Mosing Holdings, Inc. is a Delaware corporation owned by the Mosing Family. Mosing Holdings, Inc. is controlled by three directors: D. Keith Mosing, Kirkland D. Mosing and S. Brent Mosing. None of the three directors individually has the power to vote, dispose or direct the disposition of, the shares of common stock held by Mosing Holdings, Inc. as a result of their directorship.
(6)	Represents shared voting and dispositive power. Please refer to Schedule 13D/A (Amendment No. 1) filed with the SEC on November 5, 2015 (the “Schedule 13D/A”) for more information.
(7)	Includes shared voting and dispositive power over 9,918,667 shares. Please refer to the Schedule 13D/A.
(8)	Includes shared voting and dispositive power over 9,918,667 shares. Please refer to the Schedule 13D/A. Also includes 10,000 shares held by Michael Frank Mosing’s spouse. Mr. Michael Mosing disclaims beneficial ownership of the shares held by his spouse, except to the extent of his pecuniary interest therein.
(9)	Frank’s International Management B.V. is a wholly owned subsidiary and the sole member of the Company’s management board. The managing directors of Frank’s International Management B.V. are Messrs. Bird, Cestero, Luquette and Walker. The address of Frank’s International Management B.V. is Mastenmakersweg 1, 1786 Den Helder, The Netherlands.
(10)	Excludes 858,101 restricted stock units for D. Keith Mosing, 111,111 restricted stock units for Gary P. Luquette, 145,283 restricted stock units for W. John Walker, 85,194 restricted stock units for C. Michael Webre, 79,090 restricted stock units for Burney J. Latiolais, Jr., 60,096 restricted stock units for John W. Sinders, 40,058 for Jeffrey J. Bird, 103,677 restricted stock units for Brian D. Baird, 12,235 restricted stock units for Michael C. Kearney and 9,265 restricted stock units for each of S. Brent Mosing, Kirkland D. Mosing, Sheldon R. Erikson and William B. Berry because such awards do not vest, and no common stock may be received thereunder, within 60 days of March 21, 2016.
(11)	Includes shared voting and dispositive power over 10,500,720 shares. Please refer to the Schedule 13D/A. Also includes 50,000 shares for Mr. D. Keith Mosing’s spouse and 33,024 for each of his two children. Mr. D. Keith Mosing disclaims beneficial ownership of the shares held by his spouse and children, except to the extent of his pecuniary interest therein.

(12)	Mr. Sinders’ beneficial ownership is as of December 31, 2015, his last date of employment with the Company. Mr. Webre’s beneficial ownership is as of November 6, 2015, his last date of employment with the Company. Mr. Baird’s beneficial ownership is as of June 30, 2015, his last date of employment with the Company.
(13)	Includes 250 shares held by Mr. Latiolais’ child. Mr. Latiolais disclaims beneficial ownership of the shares held by his child, except to the extent of his pecuniary interest therein.
(14)	Includes shared voting and dispositive power over 13,224,888 shares. Please refer to the Schedule 13D/A. Also includes 15,000 shares held by Mr. Kirkland Mosing’s spouse. Mr. Kirkland Mosing disclaims beneficial ownership of the shares held by his spouse, except to the extent of his pecuniary interest therein.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The executive officers and directors of the Company and persons who own more than 10% of the Company’s Common Stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in Common Stock, as well as changes in that ownership. Based solely on its review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during 2015, except one amendment to a late Form 3 was filed by Michael Frank Mosing to report his purchase of shares.

ITEM TWO – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Company is asking its shareholders to provide advisory, non-binding approval of the compensation paid to its Named Executive Officers, as described in the “Compensation Discussion and Analysis” section of this proxy statement beginning on page 15, and the compensation tables and narrative discussion that follow such section, as required pursuant to Section 14A of the Exchange Act. The Supervisory Board recognizes that executive compensation is an important matter for the Company’s shareholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this proxy statement.

As described in detail in the CD&A section of this proxy statement, the Company is focused on establishing an executive compensation program that is intended to attract, motivate, and retain key executives and to reward executives for creating and increasing the value of the Company. These objectives are taken into consideration when creating the Company’s compensation arrangements, when setting each element of compensation under those programs, and when determining the proper mix of the various compensation elements for each of the Named Executive Officers. The Company periodically reevaluates whether its compensation programs and the levels of pay awarded under each element of compensation achieve these objectives.

As described in the CD&A, the Company believes its compensation program is effective, appropriate and strongly aligned with the long-term interests of its shareholders and that the total compensation package provided to its Named Executive Officers is reasonable and not excessive. As you consider this Item two, the Company urges you to read the CD&A section of this proxy statement for additional details on executive compensation, including information about compensation philosophy and objectives and the past compensation of the Company’s Named Executive Officers, and to review the tabular disclosures regarding Named Executive Officer compensation together with the accompanying narrative disclosures in the “Executive Compensation” section of this proxy statement.

As an advisory vote, Item two is not binding on the Supervisory Board, will not overrule any decisions made by the Supervisory Board or require the Supervisory Board to take any specific action. Although the vote is non-binding, the Supervisory Board and the members thereof responsible for setting executive compensation value the opinions of the shareholders, and will carefully consider the outcome of the vote when making future compensation decisions for the Company’s Named Executive Officers. In particular, to the extent there is any significant vote against the Company’s Named Executive Officers’ compensation as disclosed in this proxy statement, the Company will consider its shareholders’ concerns, and the Supervisory Board will evaluate whether any actions are necessary to address those concerns.

Text of the Resolution to be Adopted

The Company is asking shareholders to vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Vote Required

The affirmative vote of a simple majority of the votes cast, with the shares of Common Stock and Preferred Stock that are represented either in person or by proxy at the special meeting being treated as a single class, is required for approval of Item two. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

ITEM THREE – ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON THE

COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In addition to the advisory vote on the compensation of the Company’s named executive officers in Item two, the Company is also required by Section 14A of the Exchange Act to conduct a related advisory vote that enables its shareholders to indicate how frequently it should seek an advisory vote on the compensation of the Company’s named executive officers. By voting on Item three, shareholders may indicate whether the advisory vote on the compensation of the Company’s named executive officers should occur every three years, every two years or every year. After careful consideration of this Item three, the Company’s Supervisory Board and Management Board have determined that an advisory vote on the compensation of the Company’s named executive officers that occurs every three years is the most appropriate alternative for the Company, and therefore recommends that you support a frequency period of every three years for the advisory vote on the compensation.

Setting a three-year period for holding this shareholder vote will enhance shareholder communication by providing a clear, simple means for the Company to obtain information on investor sentiment about its executive compensation philosophy. An advisory vote once every three years will be the most effective timeframe for the Company to respond to shareholders’ feedback by providing it with sufficient time to engage with shareholders to understand and respond to the vote results and to implement changes based upon those results. The Company also believes a vote every three years is preferable to a vote every year or every two years, which might hinder the long-term focus of the Company’s compensation plans or overburden investors. The Company’s executive compensation programs are based on its long-term business strategy, which the Company believes is most appropriately assessed over at least a three-year timeframe.

Vote Required

Shareholders are being provided with the opportunity to choose among four options: holding the advisory vote on named executive officer compensation every one, two, or three years, or abstaining. Therefore, shareholders will not be voting to approve or disapprove the recommendation of the Supervisory Board and the Management Board. Generally, approval of matters presented to shareholders requires the affirmative vote of a simple majority of the votes cast, with the shares of Common Stock and Preferred Stock that are represented either in person or by proxy at the special meeting being treated as a single class; however, because this vote is advisory and non-binding, if none of the frequency options receives a simple majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s shareholders.

This vote is advisory and not binding on the Company or the Supervisory Board in any way. Although non-binding, the Supervisory Board will carefully review the voting results on this Item three. Notwithstanding the Supervisory Board and Management Board’s recommendation and the outcome of the shareholder vote, the Supervisory Board may in the future decide to conduct advisory votes on the compensation of the Company’s named executive officers on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders or material changes to compensation programs. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR A FREQUENCY OF THREE YEARS FOR FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

ITEM FOUR – ADOPTION OF ANNUAL ACCOUNTS FOR 2015

At the annual meeting, you will be asked to confirm and ratify the preparation of the Company’s Dutch statutory annual accounts and annual report of the Management Board in the English language and to adopt the Company’s Dutch statutory annual accounts for the year ended December 31, 2015 (the “Annual Accounts”), as required under Dutch law and the Articles.

The Company’s Annual Accounts are prepared in accordance with the statutory provisions of Part 9, Book 2 of the Dutch Civil Code and the generally accepted accounting principles in the Netherlands, including the firm pronouncements in the Guidelines for Annual Reporting in the Netherlands as issued by the Dutch Accounting Standards Board (“Dutch GAAP”). The Annual Accounts contain certain disclosures not required under generally accepted accounting principles in the United States (“US GAAP”) and there are difference between Dutch GAAP and US GAAP.

A copy of the Annual Accounts can be accessed through the Company’s website, www.franksinternational.com, and may be obtained free of charge by request to the Company’s principal executive offices at Mastenmakersweg 1, 1786 Den Helder, The Netherlands and at the Company’s U.S. Headquarters at 10260 Westheimer Rd., Houston, TX 77042 Attn: Investor Relations.

A representative of PricewaterhouseCoopers Accountants N.V., who has audited the Company’s Annual Accounts, will be present at the Annual Meeting to answer any questions from the Company’s shareholders in relation to the auditor’s statement in relation to the fairness of the Company’s Annual Accounts.

The affirmative vote of a majority of the votes cast at the annual meeting, with the shares of Common Stock and Preferred Stock that are represented either in person or by proxy at the annual meeting being treated as a single class, is required to adopt the Company’s Annual Accounts and to authorize the preparation of the Company’s Dutch statutory annual accounts and annual report in the English language.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE COMPANY’S ANNUAL ACCOUNTS AND THE AUTHORIZATION OF THE PREPARATION OF THE COMPANY’S DUTCH STATUTORY ANNUAL ACCOUNTS AND ANNUAL REPORT IN THE ENGLISH LANGUAGE.

ITEM FIVE – DISCHARGE OF SOLE MEMBER OF THE MANAGEMENT BOARD

Under Dutch law, at the annual meeting, the shareholders may discharge the sole member of the Management Board from liability in respect of the exercise of its management duties during the financial year concerned. During 2015, the sole member of the Management Board was Frank’s International Management B.V., the Company’s wholly-owned subsidiary. The discharge is without prejudice to the provisions of the law of The Netherlands relating to liability upon bankruptcy and does not extend to matters not disclosed to shareholders.

It is proposed that the shareholders resolve to discharge the sole member of the Management Board from liability in respect of the exercise of its management duties during 2015.

The affirmative vote of a majority of the votes cast at the annual meeting, with the shares of Common Stock and Preferred Stock that are represented either in person or by proxy at the annual meeting being treated as a single class, is required to approve the discharge from liability of the sole member of the Management Board.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE DISCHARGE OF THE SOLE MEMBER OF THE MANAGEMENT BOARD FROM LIABILITY FOR 2015.

ITEM SIX – DISCHARGE OF MEMBERS OF THE SUPERVISORY BOARD

Under Dutch law, at the annual meeting shareholders may discharge the members of the Supervisory Board from liability in respect of the exercise of their supervisory duties during the financial year concerned. The discharge is without prejudice to the provisions of the law of The Netherlands relating to liability upon bankruptcy and does not extend to matters not disclosed to shareholders.

It is proposed that the shareholders resolve to discharge the members of the Supervisory Board from liability in respect of the exercise of their supervisory duties during 2015.

The affirmative vote of a majority of the votes cast at the Annual Meeting, with the shares of Common Stock and Preferred Stock that are represented either in person or by proxy at the annual meeting being treated as a single class, is required to approve the discharge from liability of the members of the Supervisory Board.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE DISCHARGE OF THE MEMBERS OF THE SUPERVISORY BOARD FROM LIABILITY FOR 2015.

ITEM SEVEN – APPOINTMENT OF AUDITOR FOR DUTCH STATUTORY ANNUAL ACCOUNTS

In accordance with Dutch law and the Company’s Articles, the Company shall have its Dutch statutory annual accounts (prepared in accordance with Dutch GAAP) audited by a Dutch auditor. The Dutch auditor shall be appointed by the Company’s shareholders at the Annual Meeting. Upon the recommendation of the Audit Committee, the Management Board and the Supervisory Board propose to appoint PricewaterhouseCoopers Accountants N.V as our auditor who will audit our Dutch Annual Accounts for the year ending December 31, 2016.

The affirmative vote of a majority of the votes cast at the Annual Meeting, with the shares of Common Stock and Preferred Stock that are represented either in person or by proxy at the annual meeting being treated as a single class, is required to appoint PricewaterhouseCoopers Accountants N.V as our auditor who will audit our Dutch Annual Accounts for the year ending December 31, 2016.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS ACCOUNTANTS N.V. AS OUR AUDITOR WHO WILL AUDIT OUR DUTCH ANNUAL ACCOUNTS FOR THE YEAR ENDING DECEMBER 31, 2016.

ITEM EIGHT – RATIFICATION OF SELECTION OF INTERNATIONAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Supervisory Board has selected PricewaterhouseCoopers LLP as the international independent registered public accounting firm of the Company for the year ending December 31, 2016. PricewaterhouseCoopers LLP has audited the Company’s financial statements since 2007. The audit of the Company’s annual consolidated financial statements for the year ended December 31, 2015 was completed by PricewaterhouseCoopers LLP on February 29, 2016.

The Supervisory Board is submitting the selection of PricewaterhouseCoopers LLP for ratification at the Annual Meeting. The submission of this matter for ratification by shareholders is not legally required, but the Supervisory Board and the Audit Committee believe the submission provides an opportunity for shareholders through their vote to communicate with the Supervisory Board and the Audit Committee about an important aspect of corporate governance. If the shareholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider, but will not be required to rescind, the selection of that firm as the Company’s international independent registered public accounting firm. Representatives of PricewaterhouseCoopers LLP will not be present at the Annual Meeting. However, representatives of PricewaterhouseCoopers LLP will be available to respond to appropriate questions by telephone if necessary. Also, a representative of PricewaterhouseCoopers Accountants N.V., who has audited the Company’s Annual Accounts, will be present at the Annual Meeting to answer any questions from the Company’s shareholders in relation to the auditor’s statement in relation to the fairness of the Company’s Annual Accounts. See “Item Four—Adoption of Annual Accounts for 2015.”

The Audit Committee has the authority and responsibility to retain, evaluate and replace the Company’s international independent registered public accounting firm. The shareholders’ ratification of the appointment of PricewaterhouseCoopers LLP does not limit the authority of the Audit Committee to change the Company’s international independent registered public accounting firm at any time.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INTERNATIONAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2016.

ITEM NINE – RATIFICATION AND APPROVAL OF REMUNERATION OF MEMBERS OF THE SUPERVISORY BOARD

In accordance with Dutch law and the Company’s Articles, the shareholders shall determine the remuneration of each member of the Supervisory Board. The Company’s Supervisory Board believes that attracting and retaining qualified non-employee directors is critical to the Company’s future value, growth, and governance. The Supervisory Board also believes that the compensation package for the Company’s non-employee directors should require a portion of the total compensation to be equity-based to align the interests of these directors with the Company’s stockholders. The Company, along with Meridian, has determined that the compensation program applicable to the non-employee directors should be comparable with the packages identified at the Company’s peer group. Based on this decision, the director compensation program for 2015 consisted of an annual retainer compensation package for the non-employee directors valued at approximately $200,000, of which $50,000 is paid in the form of an annual cash retainer, and the remaining $150,000 is paid in a grant of restricted stock units under the LTIP. In addition, the Company paid (i) the Audit Committee chairman and each Audit Committee member an annual amount of $20,000 and $10,000, respectively, (ii) the lead supervisory director an annual amount of $20,000, and (iii) and the compensation committee chairman an annual amount of $15,000. We granted the 2015 RSU awards to our directors in August 2015.

Directors who are also employees of the Company will not receive any additional compensation for their service on the Supervisory Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
William B. Berry	56,188	144,441	200,629
Sheldon R. Erikson	75,000	144,441	219,441
Michael C. Kearney	100,000	144,441	244,441
Gary P. Luquette	3,812	—	3,812
Kirkland D. Mosing	25,000	161,311	186,311
S. Brent Mosing	25,000	158,106	183,106

On January 5, 2016, the Company announced the appointment by the Supervisory Board of Michael Kearney, effective January 1, 2016, as Chairman of the Supervisory Board. On January 18, 2015, the compensation committee approved, effective as of December 31, 2015, to pay the non-executive chairman of the Supervisory Board, in addition to his non-employee director compensation, an annual retainer valued at approximately $120,000, of which $80,000 is to be paid in the form of an annual cash retainer, and the remaining $40,000 is to be paid in a grant of restricted stock units under the LTIP.

The Supervisory Board proposes to ratify the above remuneration in relation to 2015, and for the period during 2016 until the date of the 2016 annual meeting , and to approve the remuneration of the members of the Supervisory Board for the period up to and including the next annual meeting in 2017in the following manner: (a) an annual retainer compensation package for the non-employee directors valued at approximately $200,000, of which $50,000 is paid in the form of an annual cash retainer, and the remaining $150,000 is expected to be paid in a grant of restricted stock units under the LTIP; (b) payment to the audit committee chairman and each other audit committee member of an annual amount of $20,000 and $10,000, respectively; (c) payment to the lead supervisory director of an annual amount of $20,000; (d) payment to the compensation committee chairman of an annual amount of $15,000; (e) payment to the non-executive chairman of the Supervisory Board, an annual retainer valued at approximately $120,000, of which $80,000 is to be paid in the form of an annual cash retainer, and the remaining $40,000 is to be paid in a grant of restricted stock units under the LTIP.

The affirmative vote of a majority of the votes cast at the Annual Meeting, with the shares of Common Stock and Preferred Stock that are represented either in person or by proxy at the annual meeting being treated as a single class, is required to approve the remuneration of the members of the Supervisory Board.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS RATIFY AND APPROVE THE REMUNERATION OF THE MEMBERS OF THE SUPERVISORY BOARD.

ITEM TEN – AUTHORIZATION OF MANAGEMENT BOARD TO REPURCHASE SHARES FOR ANY LEGAL PURPOSE

In accordance with Dutch law and the Company’s Articles, the Company may only acquire its own fully paid-up shares with consideration if and insofar the general meeting has authorized the Management Board in that respect. Such authorization shall be valid for a period of no longer than eighteen months. In the authorization, the general meeting shall state the number of shares that may be acquired, how the shares may be acquired and the limits within which the price of the shares must be set. No authorization is required when the Company acquires shares in its capital that are officially listed on the NYSE for the purpose of transferring those shares to employees of the Company or of a group company, under a plan applicable to such employees.

The Supervisory Board and the Management Board proposes to authorize the Management Board to repurchase shares up to the maximum number allowed by law, for any legal purpose, under the following conditions:

(i)	the nominal amount of the shares in its capital which the Company acquires, holds or holds as a pledge or which are held by a subsidiary, may not exceed one half of its issued capital

(ii)	the shares may only be repurchased at an open market purchase or in a private purchase transaction;

(iii)	the shares may only be repurchased at a price between $0.01 and 120% of the market price on the NYSE; and

(iv)	the authorization of the Management Board is valid for a period of 18 months starting from the date of the 2016 annual meeting.

The affirmative vote of a majority of the votes cast at the Annual Meeting, with the shares of Common Stock and Preferred Stock that are represented either in person or by proxy at the annual meeting being treated as a single class, is required to authorize the Management Board to repurchase shares for any legal purpose.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AUTHORIZATION OF THE MANAGEMENRT BOARD TO REPURCHASE SHARES FOR ANY LEGAL PURPOSE.

ITEM ELEVEN – APPOINTMENT OF MANAGEMENT BOARD FOR DISPOSAL OF SHARES IN COMPANY’S OWN CAPITAL

In accordance with the Company’s Articles, disposal of any shares in the capital of the Company held by the Company requires approval by the shareholders at the general meeting, provided that the general meeting has not granted this authority to another corporate body. The Supervisory Board and the Management Board proposes to appoint the Management Board for an indefinite period of time as the corporate body to resolve to dispose of any shares held by the Company in its own capital.

The affirmative vote of a majority of the votes cast at the Annual Meeting, with the shares of Common Stock and Preferred Stock that are represented either in person or by proxy at the annual meeting being treated as a single class, is required to authorize the Management Board for an indefinite period of time as the corporate body to resolve to dispose any shares held by the Company in its own capital.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT OF THE MANAGEMENT BOARD FOR AN INDEFINITE PERIOD OF TIME AS THE CORPORATE BODY TO RESOLVE TO DISPOSE ANY SHARES HELD BY THE COMPANY IN ITS OWN CAPITAL.

SHAREHOLDER PROPOSALS

Pursuant to the Company’s Articles, general meetings will be held in Amsterdam, The Netherlands in the municipality in which the Company has its statutory seat, or at Schiphol (Municipality of Haarlemmermeer). A general meeting of shareholders shall be held at least once a year within the period required by Dutch law, which is currently no later than six months after the end of the Company’s financial year.

The agenda for the 2017 annual meeting shall include, in addition to other matters, any matter the consideration of which has been requested by one or more shareholders, representing alone or jointly with others at least such percentage of the issued capital stock as determined by our Articles and Dutch law, which is currently set at three percent. In order for such matters to be included in the Company’s proxy material or presented at the 2017 annual meeting, the qualified shareholder must submit the matter to the Company’s Secretary at 10260 Westheimer Rd., Houston, Texas 77042. The request to consider such matter should have been received by us no later than on the 60th day prior to the day of the 2017 annual meeting accompanied by a statement containing the reasons for the request. Requests received later than the 60th day prior to the day of the meeting will be considered untimely. We currently expect our 2017 annual meeting to be held on or about May 17, 2017.

HOUSEHOLDING MATTERS

Shareholders who share a single address will receive only one proxy statement at that address unless the Company has received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate copy of this proxy statement or of future proxy statements (as applicable), he or she may contact the Company’s Corporate Secretary at (281) 966-7300, or write to Frank’s International N.V., 10260 Westheimer Rd., Houston, Texas 77042, Attention: Corporate Secretary. The Company will deliver separate copies of this proxy statement promptly upon written or oral request. If you are a shareholder receiving multiple copies of this proxy statement, you can request householding by contacting the Company in the same manner. If you own your Common Stock or Preferred Stock through a bank, broker or other shareholder of record, you can request additional copies of this proxy statement or request householding by contacting the shareholder of record.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC. You may read and copy any of these documents at the SEC’s public reference room at 100 F Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s filings also are available to the public at the SEC’s website at www.sec.gov. The Company’s Common Stock is listed on the New York Stock Exchange under the ticker symbol “FI”. Reports and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. You may also request a copy of the Company’s filings by contacting the Company’s Corporate Secretary at (281) 966-7300, or by writing to Frank’s International N.V., 10260 Westheimer Rd., Houston, Texas 77042, Attention: Corporate Secretary. The Company’s filings are also available on its website at www.franksinternational.com.

FRANK’S INTERNATIONAL N.V.

MASTENMAKERSWEG 1

1786 PB DEN HELDER, THE NETHERLANDS

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FRANK’S INTERNATIONAL N.V.

The Board of Supervisory Directors and Board of Managing Directors recommend that you vote FOR all of the nominees:

1.	Election of Directors	For	Against	Abstain
Nominees:
	1a. William B. Berry 1b. Sheldon R. Erikson 1c. Michael C. Kearney 1d. Gary P. Luquette 1e. Michael E. McMahon 1f. D. Keith Mosing 1g. Kirkland D. Mosing 1h. S. Brent Mosing 1i. Alexander Vriesendorp	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐
							For	Against	Abstain
4.

To adopt the Company’s annual accounts for the fiscal year ended December 31, 2015 and authorize the preparation of the Company’s Dutch statutory annual accounts and annual report in the English language;

							☐	☐	☐
					5.	To discharge the sole member of the Company’s Management Board from liability in respect of the exercise of its duties during the fiscal year ended December 31, 2015;	☐	☐	☐
					6.	To discharge the members of the Company’s Supervisory Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2015;	☐	☐	☐
					7.	To appoint PricewaterhouseCoopers Accountants N.V. as our auditor who will audit the statutory annual accounts of the Company for the fiscal year ending December 31, 2016;	☐	☐	☐
					8.	To ratify the appointment of PricewaterhouseCoopers LLP as our international independent registered public accounting firm for the fiscal year ending December 31, 2016;	☐	☐	☐
9.

To ratify and approve the remuneration of the members of the Supervisory Board granted for the period during 2016 until the date of the 2016 annual meeting, and to approve the remuneration of the members of the Supervisory Board for the period from the 2016 annual meeting up to and including the annual meeting in 2017;

							☐	☐	☐
The Board of Supervisory Directors and the Board of Managing Directors recommend you vote FOR the following proposals and FOR 3 years on proposal 3:					10.

To authorize the Company’s Management Board to repurchase shares up to the maximum number allowed by law, for any legal purpose, at the stock exchange or in a private purchase transaction, at a price between $0.01 and 120% of the market price on the New York Stock Exchange, and during a period of 18 months starting from the date of the 2016 annual meeting; and

							☐	☐	☐
2.	Advisory vote to approve executive officer compensation (“say-on-pay”);	☐	☐	☐	11.	To appoint the Company’s Management Board for an indefinite period of time as the corporate body to resolve to dispose any shares held by the Company in its own capital.	☐	☐	☐

	3 Years	2 Years	1 Year	Abstain
3.	Advisory vote on the frequency of say-on-pay votes; ☐	☐	☐	☐	For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.					NOTE: Such other business as may properly come before the annual meeting or any adjournment thereof shall be voted in accordance with the discretion of the proxies appointed hereby. This proxy is solicited on behalf of the Supervisory Board and the Management Board of the Company. The proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “For” the election of all of the director nominees, “For” proposals 2, 4, 5, 6, 7, 8, 9, 10, 11, and for “3 years” on proposal 3.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report including Form 10-K are available at www.proxydocs.com/fi

E03944-P77265-P77266

FRANK’S INTERNATIONAL N.V.
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2016
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF SUPERVISORY DIRECTORS AND
THE BOARD OF MANAGING DIRECTORS.

The undersigned hereby appoints Alejandro Cestero and Jeffrey J. Bird as proxies, each with full power of substitution, to represent and vote, as designated on the reverse side, all of the shares of Common Stock and Preferred Stock of Frank’s International N.V. held by the undersigned that would be entitled to vote if personally present at the Annual Meeting, to be held on May 20, 2016, at 2:00 P.M. Central European Time, at the Hotel Sofitel Legend the Grand Amsterdam, Oudezijds Voorburgwal 197, 1012 EX Amsterdam, The Netherlands.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side